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                                                                     EXHIBIT 6.2



          "SF" PROCESS 65NM/45NM DEVELOPMENT AND COST SHARING AGREEMENT


                                     BETWEEN


                   INTERNATIONAL BUSINESS MACHINES CORPORATION


                                       AND


                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.


                                       AND


                           INFINEON TECHNOLOGIES, A.G.


                                       AND


                          SAMSUNG ELECTRONICS CO., LTD.









CONFIDENTIAL TREATMENT REQUESTED: THE PORTIONS OF THIS AGREEMENT MARKED BY ***** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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This SF Process 65nm/45nm Development and Cost Sharing Agreement is made effective as of March 5, 2004 (hereinafter referred to as the "Effective Date") by and between International Business Machines Corporation ("IBM"), incorporated under the laws of the State of New York, U.S.A. and having an office for the transaction of business at 2070 Route 52, Hopewell Junction, NY 12533, U.S.A., Chartered Semiconductor Manufacturing Ltd. ("Chartered"), incorporated under the laws of Singapore and having an office for the transaction of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406, Infineon Technologies, AG, ("IFX") incorporated under the laws of Germany and having an office for the transaction of business at St. Martin Strasse 53, 81699 Munich, Germany, and Samsung Electronics, Ltd ("Samsung") incorporated under the laws of the Republic of Korea and having an office for the transaction of business at San #24 Nongseo-Ri, Giheung-Eup, Yongin-City, Gyeonggi-Do, 449-711, the Republic of Korea. IBM, IFX, Samsung, and Chartered may be individually referred to herein as a "Party", or collectively as the "Parties."

WHEREAS, IBM has been developing leading edge semiconductor manufacturing processes and the Parties wish to jointly participate in the continued development of certain of such process technologies with the goal of achieving leadership foundry semiconductor manufacturing process capabilities;

WHEREAS, IBM and Chartered previously entered into the "SF Process Development and Cost Sharing Agreement" on November 26, 2002, and IBM, Chartered, and IFX previously entered into the "SF Process Development and Cost Sharing Agreement" of June 26, 2003, Samsung now wishes to join IBM, IFX, and Chartered in the further development of 65nm leadership foundry semiconductor manufacturing process capabilities, as well as work with IBM, IFX, and Chartered in the development of 45nm bulk CMOS technology, and as such all four parties wish to enter into the present agreement, which replaces and is in substitution of the "SF Process Development and Cost Sharing Agreement" of June 26, 2003 between IBM, Chartered, and IFX as of the Effective Date;

WHEREAS, the Parties possess complementary skills and know-how, which the Parties wish to contribute toward such process development;

WHEREAS, each Party agrees to provide certain personnel and grant the other Parties certain technology licenses in support of such process development and share the cost of such process development as set forth herein;

WHEREAS, through the use of such complementary skills and know-how the Parties desire to achieve resource efficiencies and cost savings, and reduce the technical risk associated with the development of high end semiconductor processes in order to complete research and development of and put into production, leading edge high end semiconductor manufacturing processes sooner than would be possible with either of the Parties acting independently;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

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SECTION 1 - DEFINITIONS

Unless expressly defined and used with an initial capital letter in this Agreement, words shall have their normally accepted meanings. The headings contained in this Agreement or in any exhibit, attachment or appendix hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not limiting, and the singular includes the plural. The following terms shall have the described meanings:

"Advanced Semiconductor Technology Center" or "ASTC" means the IBM 200mm or 300mm wafer process development facility located in the United States used for conducting the Process Development Projects.

"Agreement" means the terms and conditions of this SF Process 65nm/45nm Development and Cost Sharing Agreement together with any exhibits, attachments and appendices hereto.

"Background Know-How" means methods, techniques, designs, structures, software and other copyrightable materials, specifications and other information, know-how, and non-copyrightable materials developed (either solely or jointly with one or more Third Parties), learned or acquired by a Party outside the performance of the Process Development Projects (whether before, on or after the Effective Date) that such Party provides to the other Parties for use in a Process Development Project pursuant to Section 3. Such Background Know-How shall not include Packaging Technology, Mask Fabrication and Photoresist Technology, Memory, SiGe Technology, SOI Information, or Chip Designs.

"Bulk CMOS" means CMOS semiconductor manufacturing technology carried out on a wafer that is not an SOI Wafer.

"Bulk CMOS Integrated Circuit" means an Integrated Circuit fabricated utilizing a Bulk CMOS manufacturing process.

"Change of Control" shall be deemed to have occurred for a Party if: (a) there shall be consummated (i) any consolidation or merger of such Party in which such Party is not the continuing or surviving corporation, or pursuant to which shares of such Party's common stock would be converted into cash, securities or other property, other than a merger of the Party in which the holders of such Party's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of substantially all of the assets of such Party, but only if such sale, lease, exchange or transfer would, by its nature, include an assignment of the rights or obligations under this Agreement; or (b) the stockholders of such Party shall approve any plan or proposal for the liquidation or dissolution of such Party; or (c) any transaction (such as a merger, tender or exchange offer, open market purchases, privately negotiated purchases, or otherwise) as a result of which (i) any person (as such term is used in section 13(d) and 14(d) (2) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall become the beneficial owner

                                     Page 3
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(within the meaning of Rule 13d-3 under the Exchange Act) of securities representing more than fifty (50%) of voting securities of such Party having the voting power of such Party's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, or (ii) in the case of Chartered, Samsung, or IFX, any person (as such term is used in section 13(d) and 14(d) (2) of the Exchange Act) that is a person who, either directly or through its subsidiaries derives more than fifty percent (50%) of its revenue (as measured as of the end of the most recent fiscal year of such person) from the manufacture and/or sale of Semiconductor Products becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing more than (a) in the case of Chartered, thirty percent (30%) of voting securities having the voting power of Chartered's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, provided however, that such transaction would not constitute a Change of Control if Singapore Technologies Pte Ltd, directly or indirectly continues to hold forty percent (40%) or more of the securities of Chartered, or (b) in the case of IFX, thirty percent (30%) of voting securities having the voting power of IFX's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, provided however, that such transaction would not constitute a Change of Control if Siemens, directly or indirectly continues to hold forty percent (40%) or more of the securities of IFX, or (c) in the case of Samsung, thirty percent (30%) of voting securities having the voting power of Samsung's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors. And further provided that in the case of both (c) (i) and (c) (ii) the transaction would not constitute a Change of Control if such person (i) on the Effective Date, was already the beneficial owner of securities representing more than twenty percent (20%) of the voting power of such Party, (ii) is an employee benefit plan (or representative of multiple plans) sponsored by such Party, or
(iii) is a financial institution that acquires and holds such securities as part of an underwriting for the issuance or sale of such securities.

"Chartered Co-Project Leader" means the individual appointed by Chartered pursuant to Section 4.2, below.

"Chartered Qualification and Process Freeze" means the successful completion of foundry standard stress on a product and/or a product like vehicle with mixed signal, digital and SRAM elements and with manufacturing process routing defined, in a Chartered manufacturing facility for 300mm Wafers.

"Chip Design(s)" means any design of one or more Integrated Circuits and/or Semiconductor Products, including (by way of example and not limitation) random access memory (RAM)s, read only memory (ROM)s, microprocessors, application specific Integrated Circuits (ASICs) and other logic designs, and analog circuitry; provided, however, that "Chip Designs" shall not include (i) alignment marks or test structures and associated layout and data used in the Process Development Projects for process development, (ii) process kerf test structures, layout, and data of the test chip(s) (including SRAM or ROM macro cells) as well as such test chips themselves used for the development work of the Process Development Projects unless specifically excluded, or (iii) other product designs as mutually agreed by the Parties to be used as qualification vehicles in the Process Development Projects. For the avoidance of doubt, all of
(i)

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through (iii) above shall be treated as Specific Results to the extent utilized in a Process Development Project.

"45nm Bulk CMOS" means the next major lithography generation Bulk CMOS logic fabrication process technology for 300mm wafers below 65nm, with the target objectives set forth in Exhibit A.2, attached hereto.

"300mm Wafer 65nm Bulk CMOS" means a 65 nm lithography generation Bulk CMOS logic fabrication process technology for 300mm wafers, with the parameters set forth in Exhibit A.1, attached hereto.

"Designated Invention" means an Invention for which a patent application has been filed by one or more of the Parties.

"Derivative Processes" means process technologies for semiconductor devices, which process technologies use, modify or otherwise derive from the Specific Results or any element or portion thereof.

"Embedded DRAM" or "eDRAM" means a device that either (i) primarily carries out logic functions, and includes one or more dynamic random access memory (DRAM) cells embedded within logic circuitry on the same semiconductor substrate, or
(ii) primarily carries out memory functions, and includes one or more DRAM cells in combination with a static random access memory (SRAM) array on the same semiconductor substrate (including an array of SRAM cells linked with bit lines, word lines, sense amplifiers and decoders).

"Foundry Company" means *****.  Foundry Company also includes *****.

"Foundry Product" means an Integrated Circuit wherein all the following conditions are met: (i) the design, or masks and/or mask build data, for such Integrated Circuit product are provided to the Foundry Company or Pure Play Foundry, whichever the case may be by a third party; (ii) such Foundry Company or Pure Play Foundry, whichever the case may be, played no substantial role in any phase of the design of such product; and (iii) such Foundry Company or Pure Play Foundry, whichever the case may be is contractually bound to manufacture such product solely for, and to sell such product solely to, such third party or its distributor or other recipient solely for the benefit of such third party.

"Future Technologies" means the primary CMOS semiconductor logic generations with ground rules of less than 65nm, including but not limited to 45nm Bulk CMOS.

"IBM Project Leader" means the individual appointed by IBM pursuant to Section 4.2, below, to provide day-to-day oversight for the Process Development Projects.

"IBM Qualification and Process Freeze" means the successful completion of foundry standard stress on a product and/or a product like vehicle with mixed signal, digital and SRAM elements and with manufacturing process routing defined, in the IBM manufacturing line for 300mm Wafers.

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"IFX Co-Project Leader" means the individual appointed by IFX pursuant to
Section 4.2, below.

"IFX Qualification and Process Freeze" means the successful completion of foundry standard stress on a product and/or a product like vehicle with mixed signal, digital and SRAM elements and with manufacturing process routing defined, in IFX's manufacturing facility for 300mm Wafers.

"Integrated Circuit" means an integral unit formed on a semiconductor substrate including a plurality of active and/or passive circuit elements formed at least in part of semiconductor material.

"Invention" means any invention, discovery, design or improvement, conceived or first actually reduced to practice solely or jointly by one or more Representatives of one or more of the Parties or their respective contractors during the Term of this Agreement and in the performance of the Process Development Projects.

"Joint Development Partner" means *****, with whom Chartered, IFX or Samsung, as the case may be, has established a joint development relationship for the development of Future Technologies prior to the time of disclosure by Chartered, IFX of Samsung as set forth in Section 7.10 and 7.10A, respectively.

"Joint Manufacturing Facility" means a Subsidiary of IFX that has as its primary business the manufacture of Bulk CMOS Integrated Circuits, *****.

"Licensed Patents" means those patents, patent applications, and utility models, licensable by the granting Party and/or its Subsidiaries without the payment of royalties or other consideration to a Third Party other than an employee of the granting Party, that have claims directed to semiconductor fabrication processes and have effective filing dates any time prior to two (2) years after termination of this Agreement by a grantor Party, or any time prior to (2) years after expiration of this Agreement, as the case may be, and all continuations-in-part, reissues, reexaminations, and counterparts of same.

"Lithography" means those aspects of Background Know-How and Specific Results directed to (a) process technology-dependent ground rules or process technology-dependent special rules for shapes replication as developed by the Parties for the generation of photomasks used for development and qualification of a semiconductor process technology in the Process Development Projects, (b) resolution enhancement techniques specifically created pursuant to the Process Development Projects to generate mask build data, (c) such photomasks themselves and the data files used therefor as are used in the Process Development Projects, (d) lithography process sequence as utilized in the Process Development Projects, and (e) mask data generation sequence as utilized in the Process Development Projects.

"Management Committee" shall have the meaning ascribed to it in Section 4.1.

"Mask Fabrication and Photoresist Technology" means any process, procedure, Proprietary Tools, Third Party tools, or hardware tool used in the fabrication of photomasks, as well as the

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photomasks themselves, and/or the formulation and/or manufacture of photoresist;
provided, however, that "Mask Fabrication and Photoresist Technology" shall not include Lithography.

"Memory" means Chip Designs and fabrication processes related to read only memory (ROM), dynamic random access memory (DRAM), programmable ROMs, magnetic RAM (MRAM), ferroelectric RAM, Embedded DRAM and other stand-alone memory. For the avoidance of doubt, "Memory" shall not include embedded static RAM (SRAM) cell designs and process technology or the SRAM or ROM used in the Process Development Projects as test vehicles.

"Module" or "Process Module" means a stand alone sequence of process steps which is a portion of a CMOS process technology.

"Packaging Technology" means any process, procedure, software, or hardware tools used in the packaging of integrated circuit products into single-chip packages, multi-chip packages, or any other higher levels of assembly, including but not limited to IBM's collapsible chip carrier connection ("C4") interconnect technology; provided, however, that the final on-chip metal and via layers for redistribution of pads (also known as redistribution layer, or last via (LV), or top via (TV), or final via (FV)) shall be considered a part of the CMOS fabrication process, not Packaging Technology.

"Previous Agreement" means the terms and conditions of the "SF" Process Development and Cost Sharing Agreement" of November 26, 2002 between IBM and Chartered, together with any exhibits, attachments and appendices thereto.

"Process Development Project(s)" means the 45nm Bulk CMOS and 65nm Bulk CMOS research and development work conducted jointly by Representatives of the Parties pursuant to the terms and conditions of this Agreement, as more fully set forth in Section 3.1, 3.2 and 3.7 below, which the Parties may install as their baseline Bulk CMOS foundry manufacturing process of record (excluding customer specific implementations, derivatives and customer confidential information) in their respective 300mm wafer fabrication facilities.

"Project Leaders" means the IBM Project Leader, the IFX Co-Project Leader, the Chartered Co-Project Leader, and the Samsung Co-Project Leader.

"Proprietary Tools" means application software (in source code form or in object code form), such as model generation and extraction software, data collection software and data manipulation/analysis software, that are not commercially available and are either owned by a Party or under which a Party has the right to grant royalty-free licenses, and that are used in connection with the Process Development Projects. For the avoidance of doubt, "Proprietary Tools" shall not be interpreted as including the data itself to be utilized by such application software.

"Pure Play Foundry" means an entity *****.

"Representative(s)" means a Party's employees and employees of a Party's Wholly Owned Subsidiaries.

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"Samsung Co-Project Leader" means the individual appointed by Samsung pursuant to Section 4.2, below.

"Samsung Qualification and Process Freeze" means the successful completion of foundry standard stress on a product and/or a product like vehicle with mixed signal, digital and SRAM elements and with manufacturing process routing defined, in Samsung's manufacturing facility for 300mm Wafers.

"Semiconductor Product" means a component that contains an Integrated Circuit on a single or multichip module that incorporates a means of connecting those Integrated Circuits with other electronic elements (active or passive) and/or means to make external electrical connections to such elements, but which excludes any means for a user to operate the functions therein (e.g., buttons, switches, sensors).

"Silicon-Germanium Technology" or "SiGe Technology" means semiconductor fabrication processes and design techniques incorporating silicon and germanium in a bipolar base region.

"Silicon-On-Insulator Wafer" or "SOI Wafer" means a single-crystal silicon wafer bearing a horizontally-disposed isolating silicon dioxide (SiO2) layer, in turn bearing a single-crystal silicon layer or a polysilicon layer, which is separated from the underlying silicon by the silicon dioxide layer and in which one or more active or passive integrated circuit structures are formed.

"SOI Information" means any and all process methods, steps, and structures created on SOI Wafers and not on Bulk CMOS Integrated Circuits.

"Specific Results" means information and materials, other than i) Proprietary Tools, ii) Packaging Technology, iii) Mask Fabrication and Photoresist Technology, iv) Memory, v) SiGe Technology, vi) SOI Information, and vii) Chip Designs, developed under, and/or acquired, within the scope of the Process Development Projects by one or more Parties pursuant to the development work of the Process Development Projects, including as follows:

     The documentation produced for the Process Development Projects as set forth in Exhibit G attached hereto ("Documentation");

     All Inventions, information, know-how and materials resulting from the Process Development Projects, including but not limited to methods, techniques, unit processes, process flows, structures in silicon, software and other copyrightable materials, and specifications for equipment, chemicals, masks and consumables;

     All derivative works or improvements created or developed by or for a Party solely or jointly as part of the Process Development Projects.

For avoidance of doubt, the Parties acknowledge that Specific Results does not include Background Know-How.

"Subsidiary" means a corporation, company or other entity:

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     (a)  more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, or

     (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, provided that in either case such entity shall be considered a Subsidiary, and shall be entitled to retain the licenses and other benefits provided by this Agreement to Subsidiaries, only so long as such ownership or control exists.

"T1" shall have the meaning as set forth in Exhibit B.

"Technical Coordinators" means the individuals referred to in Section 4.4, below.

"Term" means the period of time defined in Section 12.1.

"Test Site" means a device or circuit evaluation site on a wafer.

"Third Party" means an entity or entities other than the Parties or their Wholly Owned Subsidiaries.

"Three Way Agreement" shall mean the "SF Process Development and Cost Sharing Agreement" of June 26, 2003 between IBM, Chartered, and IFX.

"UMCi" means an entity that has as its primary business the manufacture of Bulk CMOS Integrated Circuits, wherein at least fifty percent (50%) of the ownership interest in such entity is owned by United Microelectronics Corporation ("UMC") and at least twenty percent (20%) of the ownership interest in such entity is currently owned by IFX, and wherein UMC and no other entity provides day-to-day control and decision-making authority as to the manufacturing operations of such entity.

"Wholly Owned Subsidiary" shall mean 1) a corporation, company or other entity:

     (a) one hundred percent (100%) of whose outstanding shares or securities (such shares or securities representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party or two or more of the Parties; or

     (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, or other entity but one hundred percent of whose ownership interest representing the right to (i) make the decisions for such corporation, company or other entity, or (ii) vote for, designate, or otherwise select members of the highest governing decision making body, managing

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          body or authority for such partnership, joint venture, unincorporated association or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party or two or more of the Parties;

     provided that in either case such entity shall be considered a Wholly Owned Subsidiary, and shall be entitled to retain the licenses and other benefits provided by this Agreement to Wholly Owned Subsidiaries, only so long as such ownership or control exists; or 2) a corporation, company or other entity:

     (c) at least seventy five percent (75%) of whose outstanding shares or securities (such shares or securities representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party or two or more of the Parties; or

     (d) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, or other entity but at least seventy five percent (75%) of whose ownership interest representing the right to (i) make the decisions for such corporation, company or other entity, or (ii) vote for, designate, or otherwise select members of the highest governing decision making body, managing body or authority for such partnership, joint venture, unincorporated association or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party or two or more of the Parties;

          provided, that in either case (c) or (d) above, (i) all of the remaining such ownership interest is solely owned or controlled, directly or indirectly, by one or more corporations, companies or other entities whose investment is purely financial (in cash or in kind) and are not engaged in the design, development, manufacture, marketing or sale of Semiconductor Products, and (ii) such entity shall be considered a Wholly Owned Subsidiary, and shall be entitled to retain the licenses and other benefits provided by this Agreement to Wholly Owned Subsidiaries, only so long as such ownership or control exists.


SECTION 2 - ASTC; INTERRELATIONSHIPS OF THE AGREEMENTS

IBM has established the Advanced Semiconductor Technology Center in East Fishkill, New York. Process Development Projects shall be conducted primarily at the ASTC. In addition to the ASTC, IBM may utilize other IBM facilities to conduct elements of the development work associated with the Process Development Projects.

The present Agreement replaces and substitutes the Three Way Agreement as of the Effective Date, and thereafter the Three Way Agreement shall have no further force and effect. IBM, Chartered, and IFX agree that none of the expiration or termination rights and obligations of the Three Way Agreement are triggered by the substitution of the present Agreement for the Three Way Agreement, and any and all references to the Three Way Agreement in the bilateral understandings referred to below shall instead be interpreted as references to the present Agreement, as of the Effective Date of the present Agreement.

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As to the 300mm Wafer 65nm Bulk CMOS Process Development Project, Chartered
hereby acknowledges and agrees that the Previous Agreement grants IBM the right to extend to IFX and Samsung full use and disclosure rights under the 300mm 65nm Bulk CMOS Process Development Project, other than certain restrictions that would prevent IFX and Samsung from disclosing such information to *****. IFX and Samsung hereby acknowledge and agree that Chartered's rights to use and disclose the 300mm 65nm Bulk CMOS Process Development Project information shall be as set forth in the Previous Agreement, and the licenses from IFX to Chartered and from Samsung to Chartered in Section 8 herein shall include Chartered's rights to carry out the uses and disclosures set forth in the Previous Agreement, as currently amended and as may be amended, as for the 300mm Wafer 65nm Bulk CMOS Process Development Project. Chartered and Samsung hereby acknowledge and agree that IFX's rights to use and disclose the 300mm 65nm Bulk CMOS Process Development Project information shall be as set forth in this Agreement as well in a separate bilateral IBM-IFX agreement as may be amended, and the licenses from Chartered to IFX and from Samsung to IFX in Section 8 herein shall include IFX's rights to carry out the uses and disclosures set forth in this Agreement as well as such separate IBM-IFX bilateral agreement as may be amended. Chartered and IFX hereby acknowledge and agree that Samsung's rights to use and disclose the 300mm 65nm Bulk CMOS Process Development Project information shall be as set forth in this Agreement, and the licenses from Chartered to Samsung and from IFX to Samsung in Section 8 herein shall include Samsung's rights to carry out the uses and disclosures set forth in this Agreement.

As to the 300mm Wafer 45nm Bulk CMOS Process Development Project: (i) Chartered's rights and obligations as to use and disclosure shall generally be the same as those that Chartered has as for the 300mm Wafer 65nm Bulk CMOS Process Development Project information, with changes as set forth in an amendment to the Previous Agreement, and (ii) IFX's rights and obligations as to use and disclosure shall be as set forth in this Agreement as well as in a separate bilateral agreement between IFX and IBM. IFX and Samsung hereby acknowledge and agree that Chartered's rights to use and disclose the 300mm 45nm Bulk CMOS Process Development Project information shall be as set forth in the Previous Agreement, as currently amended and as may be amended, and the licenses from IFX to Chartered and from Samsung to Chartered in Section 8 shall include Chartered's rights to carry out the uses and disclosures set forth in the Previous Agreement, as amended. Chartered and Samsung hereby acknowledge and agree that IFX's rights to use and disclose the 300mm 45nm Bulk CMOS Process Development Project shall be as set forth in this Agreement as well as such separate IBM-IFX bilateral agreement as may be amended, and the licenses from Chartered to IFX and from Samsung to IFX in Section 8 herein shall include IFX's rights to carry out the uses and disclosures set forth in this Agreement as well as such separate IBM-IFX bilateral agreement as may be amended. Chartered and IFX hereby acknowledge and agree that Samsung's rights to use and disclose the 300mm 45nm Bulk CMOS Process Development Project information shall be as set forth in this Agreement, and the licenses from Chartered to Samsung and from IFX to Samsung in Section 8 herein shall include Samsung's rights to carry out the uses and disclosures set forth in this Agreement.


SECTION 3 - SCOPE OF PROCESS DEVELOPMENT PROJECTS

3.1 The Parties agree to jointly develop 300mm Wafer 65nm Bulk CMOS semiconductor manufacturing process technologies based on the "SF" Bulk CMOS technology roadmap

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     for the base process, the high performance process, and the low power process that are generally competitive in complexity, schedule, and performance as set forth as "Strategic Technology Objectives" in Exhibit A (hereinafter referred to as "Strategic Technology Objectives"), and in accordance with the schedule set forth in Exhibit B (hereinafter referred to as "Development Schedule"). Any modification to such Strategic Technology Objectives or Development Schedule requires the written consent of the Management Committee. If the Management Committee fails to agree, any Party may escalate such failure to agree through the procedures set forth in Section 18.3. If, after such escalation, the Parties are still unable to agree, such modification will not be made, and the Parties will proceed in accordance with such Strategic Technology Objectives or Development Schedule without such modification or may initiate the wind down procedure set forth in Section 3.1.2 below. For the avoidance of doubt, none of the Process Development Projects shall include the development of i) Proprietary Tools, ii) Packaging Technology, iii) Mask Fabrication and Photoresist Technology, iv) Memory, v) SiGe Technology, vi) SOI Information, or vii) Chip Designs.

     3.1.1 The Parties agree to commence joint development activities for 300mm Wafer 45nm Bulk CMOS semiconductor manufacturing process technologies based on "SF" Bulk CMOS technology roadmap for the base process, the high performance process, and the low power process that are generally competitive in complexity, schedule, and performance as set forth as "Strategic Technology Objectives" in Exhibit A2 (hereinafter referred to as "Strategic Goals"), with the goal of agreeing on such Strategic Goals by *****. Such joint development activities shall include feasibility studies and other analyses as mutually agreed by the Management Committee to further refine the Strategic Goals. If the Parties do not agree on such Strategic Goals (as well as a development schedule) by *****, pursuant to this Section 3.1.1, IFX and/or Chartered shall have the right to develop 45nm Bulk CMOS with a Joint Development Partner pursuant to Section 7.10. For the avoidance of doubt, all of the activities under this Agreement conducted prior to ***** that are directed to 45nm Bulk CMOS shall be treated as part of the "300mm Wafer 65nm Bulk CMOS Process Development Project," and subject to all of the rights and restrictions applicable to such 65nm Bulk CMOS Process Development Project, in the event the Parties do not continue such 45nm Bulk CMOS project after *****; provided, however, that nothing in this Agreement shall be interpreted as requiring such agreement, and a lack of such agreement shall not be considered a breach. Further, for the avoidance of doubt, nothing in this Agreement shall be interpreted as preventing two or more of the Parties to continue 45nm Bulk CMOS development should they agree with the Strategic Goals and should the other Party or Parties not wish to continue beyond *****.

           Should the Parties agree to continue the 300mm Wafer 45nm Bulk CMOS Process Development Project after *****, all of the activities under this Agreement directed to 45nm Bulk CMOS prior to such date (as well as thereafter) shall be considered to be part of the 300mm Wafer 45nm Bulk CMOS Process Development Project, and any modification to such Strategic Goals or such agreed-to development schedule requires the written consent of the Management

           Committee. If the Management Committee fails to agree, any Party may escalate such failure to agree through the procedures set forth in
           Section 18.3. If, after such escalation, the Parties are still unable to agree, such modification will not be made, and the Parties will proceed in accordance with such Strategic Goals or development schedule without such modification or may initiate the wind down procedure set forth in Section 3.1.2 below.

           Further, should the Parties agree to continue the 300mm Wafer 45nm Bulk CMOS Process Development Project after *****, during the ***** the Parties agree to discuss the extension of the joint development relationship to the primary CMOS semiconductor logic generation with ground rules of less than 45nm Bulk CMOS (and other options as determined by the needs of the foundry marketplace). Any Party may decide not to proceed with such discussions and/or extension agreement and any failure to discuss and/or agree shall not constitute a breach of this Agreement. If the other Parties proceed with discussions and agree to an extension, such extension shall be set forth in a signed amendment to this Agreement, or a new agreement as such Parties deem appropriate.

     3.1.2 Should any Party (i) reasonably determine that the process technology to be developed under the 300mm Wafer 65nm Bulk CMOS Process Development Project is no longer meeting the Strategic Technology Objectives or the Development Schedule; (ii) reasonably determine that the 300mm Wafer 45nm Bulk CMOS Process Development Project is no longer meeting the Strategic Goals or the development schedule; or
           (iii) bring forth empirical evidence of changes in the competitive marketplace for semiconductor technology establishing that the 300mm Wafer 65nm Bulk CMOS Strategic Technology Objectives and/or the 300mm Wafer 65nm Bulk CMOS Development Schedule, or the 300mm Wafer 45nm Bulk CMOS Strategic Goals and/or the 300mm Wafer 45nm Bulk CMOS development schedule, are no longer competitive, such Party may present such problem to the Management Committee for discussion. If the Management Committee, after the exercise of reasonable efforts in the conduct of such discussions, fails to reach unanimous agreement as to a resolution of such Party's concerns then any Party may refer such concerns to the senior executives named in Section 18.3, which senior executives shall discuss and meet in person, if necessary, in order to attempt to resolve such Party's concerns. If such senior executives are unable to resolve such Party's concern, the senior executives agree to instruct the Management Committee to negotiate in good faith a mutually agreeable reasonable wind down plan, with a goal of doing so within thirty (30) days (which period of wind down shall not exceed ninety (90) days and which plan shall include a reduction or cessation in cost share payments, reduction in or reallocation of some or all of the staffing, and a final set of deliverables to transfer Specific Results and/or Background Know-How previously undisclosed, if any) to terminate the development relationship set forth in this Agreement. If such wind-down is initiated for the 300mm 65nm Bulk CMOS Process Development Project, unless otherwise mutually agreed by the parties the 300mm 45nm Bulk CMOS Process Development Project shall not continue, and such wind-down plan shall likewise address the wind-down of 45nm Bulk CMOS joint development. The Parties agree that the survival provision set forth in Section 12.2 shall apply to any such termination. For avoidance of doubt, such wind down shall not be considered a breach of this Agreement.

3.2 The Parties agree that Exhibit A also sets forth the current, as of the Effective Date, technology implementation objectives for the 300mm 65nm Process Development Project. The Parties shall work together to evaluate the various options available, including individual Process Module feasibility, integration, characterization and qualification. The goal of such evaluation is to agree on an integrated process technology that meets the Strategic Technology Objectives. If the Project Leaders are unable to agree on a particular Process Module to be developed, or should they disagree as to continued development of a Process Module that was previously selected, the Process Module preferred by ***** shall be pursued in the applicable Process Development Project, provided it is consistent with foundry industry marketplace requirements and the standard baseline Bulk CMOS process for such fabrication process generation. ***** may escalate the failure to agree through the procedures set forth in Section
     18.3. In the event that a Party proposes a Process Module or replacement Process Module that does not get selected after escalation, then such Party shall have the right to proceed with such development outside the performance of the Process Development Projects.

     3.2.1 For the 300mm Wafer 65nm Bulk CMOS process and the 300mm Wafer 45nm Bulk CMOS process, the Parties will strive to utilize consumables (including, but not limited to, photoresist) in the Process Development Project that will be available to the Parties from commercial suppliers. However, if a consumable proposed by IBM is an IBM proprietary consumable, the IBM Project Leader will notify the Chartered, IFX and Samsung Co-Project Leaders of such proposed selection, specifying the respects in which the consumable is IBM proprietary. In addition, within thirty (30) days of such proposed selection IBM will inform the Third Party supplier of such IBM proprietary consumable that if such supplier is chosen by IBM, such supplier may provide such proprietary consumable to Chartered and/or IFX and/or Samsung irrespective of any IBM imposed restriction or proprietary rights that might otherwise exist. If after speaking with such Third Party supplier, Chartered and/or IFX and/or Samsung has a good faith belief that such supplier will not sell the proprietary consumable to Chartered and/or IFX and/or Samsung, as the case may be, then Chartered and/or IFX and/or Samsung, as the case may be, may escalate the proposed selection of such IBM proprietary consumable through the process set forth in Section 18.3 within sixty (60) days of being informed of such proposed selection by IBM.

3.3 Throughout the Term of this Agreement and during the respective Process Development Projects IBM shall provide Chartered, IFX, and Samsung with access to all Background Know-How that is used by IBM in the development of and as part of IBM's foundry baseline 45nm Bulk CMOS and foundry baseline 65nm Bulk CMOS manufacturing processes for 300mm wafers (excluding customer confidential information and Derivative Processes). Such Background Know-How shall include, without limitation,

     Background Know-How relating to past or present semiconductor manufacturing processes provided by IBM to Chartered and/or IFX and/or Samsung. Throughout the Term of this Agreement and during the respective Process Development Projects, Chartered, IFX, and Samsung shall provide to IBM and to one another access to all Background Know-How that is relevant to the foundry baseline 45nm Bulk CMOS and foundry baseline 65nm Bulk CMOS manufacturing processes for 300mm wafers (excluding customer confidential information and Derivative Processes) through access to their Representatives who are participating in the Process Development Projects. The obligations of this Section 3.3 will apply to process generation substitutes, if any, for 65nm Bulk CMOS and 45nm Bulk CMOS manufacturing processes for 300mm wafers as agreed by the Management Committee (e.g., if the Management Committee approves the substitution of 70nm Bulk CMOS for 65nm Bulk CMOS, the obligations of this Section 3.3 will apply to 70nm Bulk CMOS and not to 65nm Bulk CMOS). For purposes of clarification, the Parties acknowledge that this obligation as to substitutes does not apply to intra-generational modifications (i.e., process "shrinks") by any Party.

3.4 For information other than that developed by the Parties in a given Process Development Project to be considered Background Know-How, it must be either deliberately provided to the Process Development Projects by the owner of such information, or be evaluated by the Project Leaders, pursuant to
     Section 3.2, for possible use in a Process Development Project.

     In the event an owning Party provides to the other Parties information outside of that which is required to be provided pursuant to Section 3.3, above, or inadvertently provides information that is unrelated to the Process Development Projects, then such Party shall have the right to withdraw such information by notifying in writing the Project Leader of the other Parties within thirty (30) days after such owning Party's disclosure that such owning Party is withdrawing such information from use in the Process Development Projects and all such information in tangible form associated therewith shall be returned to such owning Party and such tangible information shall not become Background Know-How. In the event of such withdrawal, the non-owning Parties shall have the right to use any non-tangible information related to such information retained in the minds of the non-owning Party's employees pursuant to Section 9.1. Absent such notice and withdrawal within thirty (30) days, all information deliberately provided by the owner of such information shall be treated as Background Know-How notwithstanding the other provisions of this Agreement.

     3.4.1 Any issue as to whether information was within the scope of what is required to be provided pursuant to Section 3.3 shall be resolved by the Project Leaders. If the Project Leaders cannot agree, such issue shall be resolved by the Management Committee.

     3.4.2 Each Party shall be responsible for instructing its Representatives on methods of proper introduction of information into the Process Development Projects, and the consequences under Section 7.12, below, of information that is inadvertently obtained.

3.5 Each Party shall have access to all contributed or disclosed Background Know-How and all Specific Results. The Project Leaders will determine the methods and control procedures for access, which (so long as Chartered and IFX and Samsung each provides a secure server) shall include access to databases as appropriate, to such Background Know-How and Specific Results.

3.6 Each Party shall be solely responsible for the cost relating to the transfer of Background Know-How and Specific Results to its own facilities, except as may be set forth in separate agreements between the Parties.

3.7 As part of each Process Development Project, the Project Leaders shall coordinate the completion of the Documentation for such Process Development Project and each Party shall have access to all such Documentation. Each Party shall be solely responsible for obtaining any and all regulatory approvals as may be required to utilize Specific Results at its facilities, and shall be solely responsible for the cost of equipment and consumables as may be required to utilize the Specific Results at its facilities.

3.8 Without liability to the other Parties for breach hereof, to the extent known by a Party disclosing or providing information or materials for use in any Process Development Project, prior to such disclosure, such disclosing Party agrees to promptly notify the other Parties of any limitations on the uses of such information or materials, whether such use would violate or whether such information or materials is protected by any confidentiality, copyright or mask work or similar right of any Third Party. Upon such notification, the Parties may agree to accept such information or materials into the Process Development Project subject to such limitations. Upon the failure to make such notification, or if any such limitation arises after disclosure by the disclosing or providing Party, then the Parties shall attempt to work together to find a mutually agreeable solution. Each Party further agrees to use reasonable efforts to ensure that it will not design or develop the Process Development Projects in such a way that requires the use of any Third Party confidential information or any other material which is not available to the other Parties for its use as provided in this Agreement as part of the Background Know-How and/or Specific Results. Each Party further agrees to use reasonable efforts to ensure that it will not disclose to the other Parties any information considered confidential by it or by any Third Party which information does not relate to the Process Development Projects.

     Moreover, the Parties agree to put in place reasonable procedures to prevent the dissemination of information developed under this Agreement to Third Parties (other than as permitted pursuant to Section 7). In the case of IFX, such procedures shall include barring its personnel who shall work on the Process Development Projects from working on such development with UMCi; provided, however, that (i) such prohibition shall lapse one (1) year after such employee ceases her assignment on the Process Development Projects; and (ii) such prohibition shall not apply to personnel who are involved in the permitted disclosures to UMCi under this Agreement.

SECTION 4 - MANAGEMENT AND STAFFING OF THE PROCESS DEVELOPMENT PROJECTS

4.1 The Parties hereby create a Management Committee. The responsibilities of the Management Committee are set forth in Exhibit D, attached hereto. All decisions of the Management Committee shall be by mutual consent.

     The Management Committee is comprised initially of the following individuals:

          (i)   For Chartered: Dr Liang Choo Hsia
                               60 Woodlands Industrial Park D
                               Street 2
                               Singapore 738406
                               hsialc@chareteredsemi.com
                               Tel: (65) 6360 4618
                               Fax: (65) 6362 2945

          (ii)  For IBM:       Dr. Scott Crowder
                               2070 Route 52
                               Hopewell Junction, New York 12533
                               scrowder@us.ibm.com
                               Tel: (845) 892-4059
                               Fax: (845) 892-2155

          (iii) For IFX:       Dr. Josef Winnerl
                               Vice President Platform Technology Development, Corporate Logic
                               PO Box 80 09 49
                               81609 Munich, Germany
                               Email:  Josef.winnrl@infineon.com
                               Tel: +49 0 89 234 244 93
                               Fax:  +49 0 89 234-232 92

          (iv)  For Samsung:   Dr. Ho-Kyu Kang
                               Vice President
                               Advanced Process Development PT
                               System LSI Division
                               Semiconductor Business
                               San #24 Nongseo-Ri, Giheung-Eup
                               Yongin-City, Gyeonggi-Do, Republic of Korea 449-711
                               Email : hokyu.kang@samsung.com
                               Tel : 82-31-209-6321
                               Fax: 82-31-209-6299

     A Party may change its member of the Management Committee by written notice to the other Parties. The Management Committee will conduct regular meetings at least once in each calendar quarter on dates and at locations determined by the Management Committee. Meetings of the Management Committee may be held in person, by teleconference or by videoconference.

     4.1.1 The Management Committee shall establish a regular review process, at least once in each calendar quarter, with the appropriate senior business executives of each Party of at least the level of Vice President or other comparable level. Such review shall include review of an overall progress report to be prepared by the Project Leaders. The responsibilities of the Management Committee are set forth in Exhibit D.

4.2 Each Party shall appoint a Project Leader within thirty (30) days after the Effective Date. It is the intent of the Parties that Project Leaders be assigned to the Process Development Projects for no less than two (2) year terms. The IBM Project Leader shall be in charge of the day-to-day operations of the Process Development Projects with the assistance of the Chartered Co-Project Leader, the IFX Co-Project Leader, and the Samsung Co-Project Leader. Notwithstanding anything to the contrary in this Agreement or the Exhibits, only the IBM Project Leader and the Chartered Project Leader shall discuss and agree on Chartered's staffing contribution, and only the IBM Project Leader and the IFX Project Leader shall discuss and agree on IFX's staffing contribution, and only the IBM Project Leader and the Samsung Project Leader shall discuss and agree on Samsung's staffing contribution. A Party may replace its Project Leader, named below, by giving written notice to the other Parties of such replacement. The responsibilities of the Project Leaders are set forth in Exhibit E.

     The Project Leaders shall be:

                         (i)  For Chartered: Dr. John Sudijono
                              60 Woodlands Industrial Park D
                              Street 2
                              Singapore 738406
                              xxxxxxxxx@charteredsemi.com
                              Tel: 65- xxxxxxxx
                              Fax: 65 - xxxxxxxx

          (ii)      For IBM:  Clement Wann
                              2070 Route 52
                              Hopewell Junction, New York 12533
                              cwann@us.ibm.com
                              Tel: (845) 892-3720
                              Fax: (845) 892-6462

          (iii)     For IFX:  Walter Neumueller
                              Email: walter.neumueller@infineon.com
                              Tel: 845-892-9051

          (iv)      For Samsung:  Dr. Ja-Hum Ku
                                  Advanced Process Development PT
                                  System LSI Division
                                  Semiconductor Business
                                  San #24 Nongseo-Ri, Giheung-Eup
                                  Yongin-City, Gyeonggi-Do, Republic of Korea 449-711
                                  Email : Jahm.ku@samsung.com
                                  Tel : 82-31-209-3662
                                  Fax : 82-31-209-6299

4.3 In addition to the Project Leaders, each Party will provide Representatives to work on the Process Development Projects at the ASTC. Exhibit C, attached hereto, shows the staffing levels expected for such Representatives. It is the intent of the Parties that such Representatives be assigned to the Process Development Projects at the ASTC for no less than two (2) year terms.

     The Parties will provide sufficient technical personnel on the Process Development Projects with the appropriate skills and experience to accomplish the Strategic Technology Objectives.

4.4 Each Party shall appoint a Technical Coordinator within thirty (30) days after the Effective Date. The Technical Coordinators shall be:

          (i)    For Chartered:  Jeffrey Chee
                                 Email: cheejeffrey@charteredsemi.com
                                 Tel: 845-892-3795
                                 60 Woodlands Industrial Park D
                                 Street 2
                                 Singapore 738406

          (ii)   For IBM:        Gan Moy
                                 Email: gmoy@us.ibm.com
                                 2070 Route 52
                                 Hopewell Junction, New York 12533
                                 gmoy@us.ibm.com
                                 Tel: (845) 892-9878

          (iii)  For IFX:        Ernst Demm
                                 Email: ernst.demm@infineon.com
                                 Tel: 845-892-2953

          (iv)   For Samsung:    TBD

     The Technical Coordinators shall be responsible for supervising exchanges of information among the Parties pursuant to Section 7.2, below. A Project Leader for a

     Party may replace the Technical Coordinator for such Party, named above, by giving written notice to the other Parties' Project Leader of such replacement.

4.5 Each Party agrees that its Representatives shall comply in all material respects with all personnel, human resources, security and safety rules, procedures and guidelines of the other Parties applicable to contractors resident at or visiting the premises of such other Parties or its Subsidiaries while such Representatives are on the other Parties' or its Subsidiary's premises. In particular, each Party's Representatives agree to abide by the security requirements of a given Party while at the facilities of that Party. Each Party shall provide to the others in advance a set of documents setting forth all such rules, procedures and guidelines, including any updated versions thereof. The Parties' respective visitation guidelines are set forth in Exhibit F.

4.6 Each Party shall be responsible for the selection of its Representatives described in Exhibit C, attached hereto, subject to Section 4.2. Personnel supplied by each Party who are Representatives of the supplying Party shall not for any purpose be considered employees or agents of any other Parties. Each Party shall be responsible for the supervision, direction and control, payment of salary (including withholding of taxes), travel and living expenses (if any), worker's compensation insurance, disability benefits and the like of its own Representatives. Each Party shall provide reasonable assistance to the other by providing letters of invitation, or the like, if required as part of the application for necessary visas and work permits.

4.7 If any Party should become aware of the existence of any hazardous conditions, property, or equipment which are under the control of a given Party it shall so advise that Party; however, it shall remain that notifying Party's responsibility to take all necessary precautions against injury to persons or damage to property from such hazards, property, or equipment until corrected by the notified Party. Each Party agrees to comply with the applicable Occupational Safety and Health Act ("OSHA"), applicable OSHA standards, applicable New York safety and health laws and regulations, any applicable municipal ordinances, and applicable facility safety rules of which the Party has notice, regarding the Representatives it assigns to the Process Development Projects at the ASTC, and who are visiting Chartered's or IFX's or Samsung's manufacturing facilities.

4.8 The Parties agree that the Parties and any Subsidiaries shall refrain from making any payment or gift of any value to any Representatives of the other Parties assigned to the ASTC or visiting Chartered's or IFX's or Samsung's manufacturing facilities without the employing Party's prior written approval. No Party (or any of its Subsidiaries) may make any representation that might cause a Representative of any of the other Parties to believe that an employment relationship exists between such Representative and such other Party or Parties.

4.9 Except for acts of gross misconduct or gross negligence by a Party (or its Representatives or Third Party invitees), no Party will be liable to the other Parties for any injury (including death) to persons or damage to or loss of property suffered on or about the ASTC or Chartered's or IFX's or Samsung's manufacturing facilities.

4.10 To the extent permitted by law, during the Term of this Agreement, each Party agrees neither to directly nor indirectly solicit for employment purposes the Representatives of the other Parties engaged in semiconductor development in IBM's East Fishkill facility or other Representatives working on the Process Development Projects until at least one (1) year has passed between the date such employee stopped being engaged in such semiconductor development or such transfer support or assistance, as the case may be, and the date of solicitation, without the prior written permission of the employer Party. However, the foregoing does not preclude general (i.e., non-targeted) recruitment advertising. In addition, to the extent permitted by law, during the Term of this Agreement, each Party agrees that its units, divisions, line of business or other comparable organizational structures, involved in the development of semiconductor process technologies shall not hire Representatives of the other Parties engaged in the Process Development Projects, without the prior written permission of the employer Party.


SECTION 5 - COST SHARING

5.1 Chartered's and IFX's and Samsung's cost share payments for the Process Development Projects under this Agreement shall be as set forth in separate agreements with IBM. For the avoidance of doubt, each Party's payment obligations under such separate agreements are a material term of this Agreement, as between that Party and IBM only, and a breach by such Party of such obligations shall be considered a breach by only that Party. Chartered and IFX and Samsung agree to treat this Agreement and/or such separate agreements as an invoice from IBM for the specified amounts. All cost share payments are non-refundable once made.

     In the event that there is a delay in the Development Schedule set forth in Exhibit B, the Management Committee shall discuss in good faith and mutually agree on a commercially reasonable recovery plan. ***** and IBM shall be solely responsible for any additional cost incurred in executing such commercially reasonable recovery plan.

5.2 Chartered and IFX and Samsung shall be liable for interest on any overdue payment under this Agreement commencing on the date such payment becomes due at an annual rate equal to *****. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.


SECTION 6 - INSURANCE, RESPONSIBILITY FOR RESULTS AND WARRANTIES

6.1 Each Party shall use commercially reasonable efforts with regard to and perform in a workmanlike manner the Process Development Projects. However, the Parties acknowledge that the results of the development work to be performed are uncertain and cannot be guaranteed by any Party. The risk of success or failure of the Process Development Projects shall be shared by all Parties. If a Party has exerted commercially reasonable efforts in the performance of its responsibilities under a Process Development Project, the failure to achieve the Strategic Technology Objectives, the Development Schedule, or the development schedule (as the case may be) shall not constitute a breach of this Agreement.

6.2 Except as otherwise expressly set forth in Section 6.1 above, all items furnished by a Party to the Process Development Projects and pursuant to
     Section 3.6 will be produced or provided by said Party in the same manner as it produces or provides such items for its own use and will be furnished on an "AS IS" BASIS WITHOUT WARRANTY OF ANY KIND, including, without limitation, (i) ANY WARRANTY THAT THE SPECIFIC RESULTS AND/OR BACKGROUND KNOW-HOW WILL BE FREE OF THIRD PARTY CLAIMS OF INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRET, OR MASK WORK RIGHTS and (ii) ANY IMPLIED WARRANTIES OR TERMS OF MERCHANTABILITY AND FITNESS OR USE FOR A PARTICULAR PURPOSE.

6.3 During the Term of this Agreement, each Party shall maintain comprehensive general liability insurance of not less than eight million dollars ($8,000,000) per occurrence which covers bodily injury (including death) and property damage (including, to the extent such insurance is reasonably available therefor, environmental damage), and which applies to any such liability the Party may have under this Agreement. The foregoing obligation can be met with a combination of comprehensive liability insurance augmented by umbrella liability insurance. Purchase and maintenance of such insurance shall in no way be interpreted as relieving any Party of any of its responsibilities hereunder, and each Party may carry, at its expense, such additional insurance amounts and coverage as it deems necessary. In no event shall any such insurance be cancelled during the Term of this Agreement without prior written notice by the insured Party's insurance carrier to the other Parties.


SECTION 7 - INFORMATION TRANSFERS

7.1 Without any liability to the other Parties for patent infringement or failure to notify, each Party agrees to promptly notify the other Parties in writing, of any patents or other intellectual property rights of Third Parties (other than those of such Party's Subsidiaries) of which it becomes aware, which, in the sole opinion of said Party, said Party reasonably believes may relate to the use of Specific Results or Background Know-How. In such instance, the Parties shall reasonably cooperate with each other to exchange information related to such potential Third Party intellectual property issues. However, none of the Parties shall have any obligation hereunder to conduct patent searches or studies in relation to the Process Development Projects prior to notifying the other Parties of any licenses it may have under any particular patent. The Parties recognize that each of them has patent license arrangements with Third Parties and that it is the individual responsibility of each Party to secure any rights under the patents of Third Parties which may be needed to enable it to manufacture and/or market the product (including products manufactured using the process technology to be developed under the Process

     Development Projects) at such time as it determines in its sole judgement that such action is required.

7.2 Any confidential information disclosed by one Party to another in performance of the Process Development Projects shall be designated with an appropriate and conspicuously obvious legend, such as "IBM Confidential" or "Chartered Confidential" or "IFX Confidential" or "Samsung Confidential," as the case may be, such legends to clearly indicate to a person viewing or otherwise accessing such information that it is of a confidential nature to the disclosing Party. Any such disclosure that is made orally shall be confirmed in writing under a like designation within thirty (30) days after the date of such disclosure. The Technical Coordinators shall monitor and keep records of all such disclosures of confidential information and shall ensure that it is properly marked as confidential, and record the date of receipt. Specific Results generated pursuant to the Process Development Projects and any confidential information that is included in Specific Results shall be clearly designated by the Technical Coordinators with an appropriate legend, such as "C/I/I/S Confidential". For the avoidance of doubt, for materials created under the Three Way Agreement, such appropriate legend shall include legends that list less than all four of the Parties in the case of Specific Results generated pursuant to the 300mm 65nm Process Development Project and the 300mm 45nm Process Development Project. Notwithstanding the foregoing labelling requirements, Specific Results and Background Know-How are deemed to be confidential whether or not labelled as such. Further, in the event that a Representative of any Party obtains information relating to the Process Development Projects in tangible form which is not designated as confidential in accordance with this Section 7.2, but which from its nature appears likely to be confidential, such Representative will notify the Technical Coordinators who then will decide whether or not such information can and should be thereafter treated as confidential. The Technical Coordinators shall either agree that such information is non-confidential or have all copies of such information in tangible form promptly marked with the appropriate legend identifying its confidentiality.

7.3 Except as otherwise provided in this Agreement, with respect to Specific Results, Background Know-How and any other confidential information of a Party which is confidential pursuant to Section 7.2 above, the Party receiving such information shall use the same efforts to avoid the unauthorized publication or dissemination to Third Parties of such information as it employs with respect to its own information which it does not desire to be published or disseminated. For Specific Results of each Process Development Project and Background Know-How of each Process Development Project, the obligations of confidentiality shall terminate seven (7) years after the scheduled date of IBM Qualification and Process Freeze as set forth in Exhibit B for each applicable Process Development Project (other than as set forth in the last sentence of the first paragraph of Section 3.1.1, in the case of the 300mm Wafer 45nm Bulk CMOS Process Development Project); in the case of Proprietary Tools, this obligation of confidentiality shall terminate seven (7) years after its disclosure by the disclosing Party; and for all other confidential information this obligation of confidentiality shall terminate five (5) years after its disclosure by the disclosing Party. This obligation shall not, however, apply to any information that is:

     7.3.1 already in or comes into the possession of the receiving Party or its Subsidiaries without obligation of confidence;

     7.3.2 now, or hereafter becomes, publicly available without breach of this Agreement;

     7.3.3 rightfully received from Third Parties without obligation of confidence;

     7.3.4  independently developed by the receiving Party or its Subsidiaries;

     7.3.5  approved for release by written agreement of the disclosing Party;
            or

     7.3.6 inherently disclosed in the use, lease, sale or other distribution of any available product or service or publicly available supporting documentation therefor by the receiving Party or any of its Subsidiaries.

7.4 The receiving Party's obligations with respect to Specific Results, Background Know-How, or any other confidential information of the disclosing Party as specified in Section 7.3, above, shall not apply to any disclosure that is:

     7.4.1 in response to a valid order of a court or other governmental body of any country or group of countries or any political subdivision thereof; provided, however, that the receiving Party shall first have notified the disclosing Party and made a good faith effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued;

     7.4.2 otherwise required by law or securities regulations to which the receiving Party is subject; or

     7.4.3 reasonably necessary in order to establish the receiving Party's rights, provided that such receiving Party shall provide the disclosing Party with prior written notice, except notice shall not be required where the receiving Party is attempting to establish rights in a lawsuit under this Agreement against the disclosing Party or is filing a patent application.

7.5 Each Party shall have the right to disclose Specific Results and Background Know-How to any of its Wholly Owned Subsidiaries at any time; provided however, that such Wholly Owned Subsidiaries shall agree to be bound by terms consistent with those applicable to said Party under this Section 7 and the survival of same pursuant to Section 12. Further, each Party may authorize its Wholly Owned Subsidiaries to whom such Party has disclosed Specific Results or Background Know-How pursuant to this Section 7.5 to exercise some or all of its rights to disclose Specific Results or Background Know-How under and in accordance with this Section 7. In addition, Chartered, IFX and Samsung may disclose to entities in which their ownership interest is less than that which would qualify as a Wholly Owned Subsidiary. Chartered's rights to carry out such disclosures is as set forth in the Previous Agreement, as amended and IFX's rights are as set forth in Sections 7.5.1 and 7.5.2, below (and as may be set forth in a separate IBM-IFX bilateral amendment) and Samsung's rights are as set forth in Section 7.5.3, below:

     7.5.1 IFX shall have the right to disclose Specific Results and Background Know-How for each Process Development Project to ***** Joint Manufacturing Facilities, *****. Such disclosure of Specific Results and/or Background Know-How shall not occur prior to T1 of the applicable Process Development Project, and must be subject to a written agreement between IFX and such recipient Third Party that, at a minimum, shall have a term of confidentiality consistent with that set forth herein, and that limits such recipient's use of such information in accordance with terms and conditions consistent to those set forth herein.

                 (a) IFX on behalf of itself and its Subsidiaries hereby agrees to treat IBM and Chartered as preferred suppliers for Semiconductor Products fabricated using the Specific Results and Background Know-How from the Process Development Projects, which means that IFX and its Subsidiaries shall provide to IBM and Chartered rolling, long range capacity/production forecasts for such products. As part of such status as preferred suppliers, prior to any disclosure of such Specific Results and Background Know-How to such Joint Manufacturing Facility, IFX and its Subsidiaries shall offer both IBM and Chartered the opportunity to fabricate the Semiconductor Products in question. IFX has to take reasonable steps in order to allow IBM and Chartered a reasonable opportunity to manufacture Semiconductor Products for IFX that are based on the 65nm and 45nm Bulk CMOS process. IFX and IBM, or IFX and Chartered, as the case may be shall negotiate in good faith to establish a manufacturing agreement that specifies the necessary conditions to satisfy IFX's manufacturing requirements, e.g., lead time sufficient to install and qualify the Semiconductor Products, commitment on volume, and yield plans. IBM and Chartered shall respond in a reasonable period of time to the IFX requests for a quote for such Semiconductor Products. IFX shall not carry out such disclosure to such Joint Manufacturing Facility *****.

                 (b) Information that would disclose detailed aspects of
            Specific Results and Background Know-How for a given Process Development Project, including but not limited to process recipes, tool settings, specific process flows, or manufacturing process specifications, shall only be disclosed to those IFX employees in such Joint Manufacturing Facility, and employees of such Joint Manufacturing Facility itself (including those who may have been employees of the other owner of such Joint Manufacturing Facility), that in IFX's opinion and sole discretion have a need to know for purposes of carrying out their duties in such Joint Manufacturing Facility. The foregoing information shall not be transferred to the other owner of such Joint Manufacturing Facility, employees of such other owner(s) (except as set forth in the following sentence), or any other Third Party. Without limiting the foregoing, the Parties agree that incidental access to general aspects of Specific Results and Background Know-How (e.g. as part of normal operational briefings) by employees of such other owner that are otherwise resident at or assigned to such Joint Manufacturing Facility shall not be considered a breach of this Section 7.5.1;

                 (c) Such Joint Manufacturing Facility to which Specific Results and Background Know-How have been disclosed shall pay a royalty of *****. Such royalty shall be due and payable upon shipment to the other owner for all production wafers fabricated utilizing any Process Module of (i) the 300mm Wafer 65nm CMOS Specific Results and Background Know-How, and/or (ii) the 300mm Wafer 45nm Bulk CMOS process Specific Results and Background Know-How, within ***** from the date of the first production shipment of such wafers fabricated utilizing each respective process, respectively. All such royalties shall be payable directly from such Joint Manufacturing Facility to the Parties within thirty (30) days after the end of each calendar quarter, by electronic funds transfer to the respective accounts set forth in Section 13.1. In addition, the Joint Manufacturing Facility shall submit to the Parties a report setting forth the quantity of such wafers sold to the other owner and total net selling price for the previous quarter. Such report shall be submitted within thirty
            (30) days after the end of each calendar quarter to (in the case of IBM, the Director of Licensing at the address set forth in Section 13.1.1, and in the case of Chartered, the Chief Financial Officer as set forth in Section 13.1.1), whether or not any royalty is due for such quarter; and

                 (d) IBM and/or Chartered shall have the right to appoint an independent, internationally recognized auditor, to audit, at a frequency of not more than once per year (or up to twice a year, for the 12 month period following an audit indicating a noncompliance), on thirty (30) days prior notice, the applicable records of such Joint Manufacturing Facility, to verify that it is abiding by the royalty obligations of Section 7.5.1(c). For the avoidance of doubt, such auditor shall provide an audit on behalf of both IBM and Chartered, and unless otherwise agreed by IFX, IBM and Chartered shall not be entitled to carrying out separate audits. Such audits shall be carried out during the normal business hours of such Joint Manufacturing Facility. IBM and Chartered shall bear the cost of such audit unless such audit indicates a noncompliance, in which case such Joint Manufacturing Facility shall bear the cost of such audit.

     7.5.2 In addition, IFX may disclose Specific Results and Background Know-How to ***** Third Party have-made manufacturers, one of which may be UMCi, solely for the purpose of having such Third Party manufacturer fabricate Semiconductor Products solely for IFX and its Subsidiaries. Such disclosure and use shall be subject to the following:

                 (a) such disclosure of Specific Results and/or Background
            Know-How shall not occur prior to T1 of the applicable Process Development Project, and must be subject to a written agreement between IFX and such recipient Third Party that, at a minimum, shall have a term of confidentiality consistent with that set forth herein, and that limits such recipient's use of such information in accordance with terms and conditions consistent to those set forth herein;

                 (b) prior to any disclosure hereunder to a Third Party
            manufacturer, IFX and its Subsidiaries shall offer both IBM and Chartered the opportunity to fabricate the Integrated Circuits in question. IFX has to take reasonable steps in order to allow IBM and Chartered a reasonable opportunity to manufacture Semiconductor Products for IFX that are based on the 65nm and 45nm Bulk CMOS process. IFX and IBM, or IFX and Chartered, as the case may be shall negotiate in good faith to establish a manufacturing agreement that specifies the necessary conditions to satisfy IFX's manufacturing requirements, e.g., lead time sufficient to install and qualify the Semiconductor Products, commitment on volume, and yield plans. IBM and Chartered shall respond in a reasonable period of time to the IFX requests for a quote for such Semiconductor Products. *****;

                 (c) (i) for disclosures to entities other than Foundry
            Companies, such disclosures shall be limited to those specific aspects of Specific Results and Background Know-How that are reasonably necessary for such Third Party manufacturer to alter its applicable semiconductor fabrication process to meet the specification for the product to be fabricated; and (ii) for disclosures to entities that are Foundry Companies, such disclosures of such aspects as are reasonably necessary for such Third Party manufacturer to alter its applicable semiconductor fabrication process to meet the specification for the product to be fabricated, and such disclosures shall be limited to not more than ***** of a given 65nm Bulk CMOS or 45nm Bulk CMOS process of the applicable Process Development Project. (By way of example, if the 300mm 65nm Bulk CMOS process has a ***** may be so disclosed to such Foundry Companies.)

     7.5.3 In addition to Wholly Owned Subsidiaries, Samsung shall have the right to disclose Specific Results and Background Know-How to up to ***** of Samsung's Subsidiaries that meet the criteria defined in this Section 7.5.3 (such Subsidiaries being referred to as "Samsung Manufacturing Subsidiaries"). *****. Samsung may authorize such sublicensed Samsung Manufacturing Subsidiaries to whom it has disclosed Specific Results and Background Know-How to exercise some or all of Samsung's rights to disclose such information in accordance with Section 7.6. Such sublicensed Samsung Manufacturing Subsidiaries shall have no other right to disclose such information.

            7.5.3.1 No other owner of such Samsung Manufacturing Subsidiary shall control the manufacturing operations of such Samsung Manufacturing Subsidiary, and the chief executive officer of such facility shall be appointed by Samsung.

            7.5.3.2 The other owner(s) of such Samsung Manufacturing Subsidiaries shall not be a ***** or ***** and shall be solely those entities that are *****, *****, making a capacity reservation in such Manufacturing Subsidiary; or (iv) IFX., Chartered or IBM. The Samsung Manufacturing Subsidiaries may not have more than ***** other owners that are integrated device manufacturers.

            7.5.3.3      *****.

            7.5.3.4 The Samsung Manufacturing Subsidiary shall conduct periodic employee training concerning confidentiality obligations, and shall take other operational steps (such as establishing a password-protected database information system) as Samsung employs with its own manufacturing information and know-how to ensure compliance with the applicable provisions of this Section 7.5.3 in such Samsung Manufacturing Subsidiary.

            7.5.3.5 Information that would disclose detailed aspects of Specific Results and Background Know-How, including but not limited to process recipes, tool settings, specific process flows, or manufacturing process specifications, shall only be disclosed to those Samsung employees and employees of such Samsung Manufacturing Subsidiary that have a need to know for purposes of carrying out their duties in such Samsung Manufacturing Subsidiary. The foregoing information shall not be transferred to other owners(s) of such Samsung Manufacturing Subsidiaries, employees of such other owner(s), or any other third party.

            7.5.3.6 The Samsung Manufacturing Subsidiary shall lease, sell, or otherwise transfer Semiconductor Product that it manufacturers using Specific Results and Background Know-How, or derivatives thereof solely to Samsung, or Samsung's customers on behalf of Samsung on a "have made" basis. For avoidance of doubt, the foregoing limitation set forth in this Section 7.5.3.6 shall cease after the period of ***** from the applicable scheduled IBM Qualification and Process Freeze date for the respective Process Development Project as set forth in Exhibit B (in the case of information from the 65nm Bulk CMOS Process Development Project) and as set forth in an exhibit for the 45nm Bulk CMOS Process Development Project (in the case of information from the 45nm Bulk CMOS Process Development Project).

            7.5.3.7 Such disclosure to the Samsung Manufacturing Subsidiaries must not occur ***** and must be subject to a written agreement between Samsung and such Samsung Manufacturing Subsidiary that, at a minimum, shall have (i) a term of confidentiality consistent with that set forth herein, (ii) limitations on such recipient's use of such information in accordance with terms and conditions consistent to those set forth herein, and (iii) third party beneficiary status for the benefit of IBM and its Subsidiaries with an independent right to enforce the terms of (i) and (ii) above.

7.6 Chartered, Samsung and IFX shall have the right (in addition to its other rights under this Section 7) to disclose those aspects of Specific Results and/or Background Know-How to contractors, suppliers, and consultants as may be reasonably necessary, solely for the purpose of enabling such Third Parties to assist Chartered or Samsung or IFX, as the case may be, in exercising its rights granted under this Agreement. By way of example and not limitation, examples of the general types of information the Parties agree are "reasonably necessary" for disclosure to such contractors, suppliers, and consultants are as follows:

     7.6.1 specifications for masks, materials, chemicals, consumables and/or equipment, to contractors or suppliers;

     7.6.2 process information as required to have equipment maintained, to tool vendors; and

     7.6.3 equipment lists and simple process flow information (excluding detailed process flow information or detailed process specifications), as necessary in order to enable installation of Specific Results and/or Background Know-How.

     Such disclosures cannot be made without a written agreement between Chartered or IFX or Samsung and the recipient Third Party that, at a minimum, shall have a term of confidentiality consistent with that set forth herein and that limits such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein.

7.6A In addition, IFX shall have the right to disclose to any party at any time design information that reflects performance attributes of Semiconductor Product designs targeted for fabrication using the Specific Results and/or Background Know-How. Such disclosure shall not occur ***** as specified in Exhibit B for the applicable Process Development Project, and shall be made solely for the purpose of obtaining quotes for fabrication of such Semiconductor Products, and/or to have such Semiconductor Products fabricated by a third party solely on behalf of IFX or its Subsidiaries, and such Third Party may utilize such design information solely in furtherance of such purpose. Such design information shall be directed to design elements typically used by customers to specify designs and design requirements to a foundry, such as (by way of example and not limitation) electrical and physical groundrules, SPICE models, and transistor characteristics; for the avoidance of doubt, such design information shall only be design requirements and not the implementation of such requirements. Examples of such excluded implementation information include data manipulation for lithographic optimization, process recipes, tool settings, specific process flows, or manufacturing process specifications, and nothing in this Section 7.6A shall be interpreted as enlarging the scope of permitted disclosures of such Specific Results and Background Know-How beyond what is set forth elsewhere in this Section 7.

     Such disclosures cannot be made without a written agreement between IFX and the recipient Third Party that, at a minimum, shall have a term of confidentiality consistent with that set forth herein and that limits such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein.

7.7 Chartered and IFX and Samsung shall have the right (in addition to its other rights under this Section 7) to disclose those aspects of Specific Results and/or Background Know-How, to customers, design service providers, electronic design and automation (EDA) vendors, and providers of circuit designs or libraries (such as providers of cores and other IP blocks) as may be reasonably necessary, solely for the purpose of enabling such Third Parties to assist Chartered or IFX or Samsung in exercising its rights under this Agreement. By way of example and not limitation, examples of the general types of information the Parties agree are "reasonably necessary" for disclosure to such customers, design service providers, electronic design and automation
     (EDA) vendors, and circuit design providers are as follows:

     7.7.1 Process roadmap and development schedule for Process Development Projects;

     7.7.2 Time schedule for development of device model library, and SPICE parameters;

     7.7.3  Design rules for each Process Development Project; and

     7.7.4 Simplified process flow information (indicative of rough number of process and mask steps and excluding detailed process flow information and detailed process specifications).

     In addition, Chartered and IFX and Samsung may disclose and sublicense (in addition to its other rights under this Section 7) to EDA vendors and circuit design or library providers information of the type set forth in subsections
7.7.1 through 7.7.4 where such disclosure and sublicense will directly or indirectly enable or benefit Chartered's foundry business or IFX's business or Samsung's business, as the case may be, in connection with the manufacture and sale of wafers, acknowledging that such Third Parties may license for their own benefit the resultant EDA software and/or cores or IP blocks to parties other than Chartered or IFX or Samsung, as the case may be. Such disclosures cannot be made without a written agreement between Chartered or IFX or Samsung, as the case may be, and the recipient Third Party that, at a minimum, shall have a term of confidentiality consistent with that set forth herein and that limits such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein; provided, however, that in the case of disclosure of the items listed in 7.7.1-7.7.4, and/or design rule manuals, device models, checking decks, electrical characterization information, model information, and model to hardware correlation, the term of confidentiality shall be for five (5) years from the date of disclosure.

7.8 Chartered and IFX and Samsung shall have the right (in addition to its other rights under this Section 7) to disclose such aspects of Specific Results and/or Background Know-How, to its customers as may be reasonably necessary, solely for the purpose of enabling Chartered or IFX or Samsung to develop a Derivative Process for the manufacture of Semiconductor Products solely for such customer and to manufacture Semiconductor Products for such customer. The resultant Derivative Process may be used by Chartered or IFX or Samsung, as the case may be, to manufacture Semiconductor Products for future customers, but such future customers will not get any access to any of the Specific Results and/or Background Know-How, except as otherwise set forth in this Section 7. By way of example and not limitation, examples of the general types of information the Parties agree are "reasonably necessary" for disclosure to such customers for such purposes are as set forth in Section 7.7.

     7.8.1 In addition, IFX may disclose Specific Results and/or Background Know-How to a Third Party co-developer, for the purpose of creating a Derivative Process in conjunction with such recipient. Such Third Party co-developer shall have the right to utilize such Derivative Process to manufacture Semiconductor Products for lease, sale, or other transfer to IFX and to other parties. The Derivative Process that is to be created hereunder must be a significantly different device technology (by way of example, flash EEPROM or eDRAM) from that developed under the applicable Process Development Project. Such disclosure and use shall be subject to the following:

                (a) *****;

                (b) *****;

                (c) *****

                (d) *****

                *****.

     For all disclosures pursuant to this Section 7.8, such disclosures cannot be made without a written agreement between Chartered or IFX or Samsung, as the case may be, and the recipient Third Party that, at a minimum, shall have a term of confidentiality consistent with that set forth herein and that limits such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein.

7.9 IBM shall have the right to disclose Specific Results and Background Know-How to any Subsidiary or any Third Party, at any time and for any purpose, and such recipients shall have the right to disclose Specific Results and Background Know-How to others, provided that such disclosures shall be subject to appropriate confidentiality terms that, at a minimum, shall have a term of confidentiality consistent with that set forth herein and that limit such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein. For the avoidance of doubt, IBM's rights to disclose Specific Results and Background Know-How to Foundry Companies and Pure Play Foundries shall be as set forth in the Previous Agreement, as amended.

7.10 If the Parties do not agree to extend the 300mm Wafer 45nm Bulk CMOS Process Development Project past *****, Chartered and IFX shall have the right (in addition to its other rights under this Section 7) to disclose Specific Results and/or Background Know-How, to their respective Joint Development Partners. Chartered's rights to carry out such disclosures is as set forth in the Previous Agreement, as amended. IFX's rights to carry out such disclosures shall be as follows (and as may be set forth in an IBM-IFX bilateral agreement):

     7.10.1 *****.

     7.10.2 the joint development relationship between IFX and the Joint Development Partner(s) must be set forth in a written agreement that includes

     (a) *****;

     (b) *****;

       (c) provisions imposing a term of confidentiality consistent with that set forth herein and limiting such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein.

7.10A *****. Samsung's rights to carry out such disclosures shall be as follows:

       7.10A.1      *****.

       7.10A.2      the joint development relationship between Samsung and the
       Joint Development Partner must be set forth in a written agreement that includes

       (a) *****;

       (b) *****;

       (c) provisions imposing a term of confidentiality consistent with that set forth herein and limiting such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein.

7.11 Chartered and IFX shall have the right (in addition to its other rights under this Section 7) to disclose the Specific Results and Background Know-How from the respective Process Development Projects, as part of a license of substantially the entirety of Chartered's or IFX's, as the case may be, 300mm 65nm Bulk CMOS process technology or 300mm 45nm Bulk CMOS process technology, as set forth in the Previous Agreement, as amended (in the case of Chartered) and as set forth in Section 7.11.1, below in the case of IFX (and as may be set forth in an IBM-IFX bilateral agreement). In addition, IFX and Samsung shall have the right set forth in Section 7.11.2:

       7.11.1 *****. The Parties understand and agree that IFX shall not utilize the disclosure right set forth in this 7.11.1 so as to circumvent IFX's obligations, as set forth elsewhere in this Agreement, to source manufacturing capacity for 300mm 65nm Bulk CMOS process technology and/or 300mm 45nm Bulk CMOS process technology at IBM and Chartered. *****.

               Such disclosures cannot be made without a written agreement between IFX and the recipient Third Party that, at a minimum, shall have a term of confidentiality consistent with that set forth herein and that limits such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein.

       7.11.2 In addition, IFX and Samsung shall each have the right to disclose Specific Results and Background Know-How for a given Process Development Project to any Third Party, *****. Such disclosures cannot be made without a written agreement between such disclosing Party and the recipient Third Party that, at a minimum, shall have a term of confidentiality consistent with that set forth herein and that limits such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein.

7.12 With respect to information that does not relate to the Process Development Projects and which is considered confidential by any Party, it is not the intention of any Party to disclose to or obtain from another Party any such information. In particular, the Parties acknowledge that IBM has other development projects and relationships being conducted in the ASTC facility, and the Parties shall take reasonable precautions to limit the disclosure and receipt of information unrelated to Process Development Projects. In the event that a Representative of a Party inadvertently obtains any such information of another Party that is designated as confidential or which should from its nature be understood to be confidential, the Technical Coordinator of the owning Party shall be informed, and any such information in tangible form shall promptly be returned to such owning Party. Nothing in this Agreement shall convey any right to said Party to use said tangible information for any purpose. However, any non-tangible information related to said information which is retained in the minds of the Party's employees will be treated pursuant to
     Section 9.1.


SECTION 8 - LICENSES TO BACKGROUND KNOW-HOW

8.1 IBM hereby grants to Chartered, Samsung, and IFX, and Chartered, Samsung, and IFX hereby grant to one another, under their respective trade secret, know-how, copyright, and mask work rights, ***** (except as set forth in Section 12.5 of this Agreement), license to use the granting Party's Background Know-How for the purpose of researching, developing, engineering, manufacturing, using, operating, marketing, selling, servicing and otherwise disposing of Integrated Circuits and/or Semiconductor Products, including researching, developing, engineering, manufacturing, operating, servicing and otherwise using process technologies for semiconductor devices, and such license shall include the right to make derivatives of such information (including Derivative Processes and Future Technologies, including with Third Parties pursuant to Section 3.1.1) for such uses. In the case of copyrightable materials, such license includes the right to reproduce, create derivative works of, distribute, use, execute, and display and perform (publicly and otherwise) such copyrightable materials to the extent consistent with the provisions of
     Section 7. In the case of mask work rights, such license includes the right to use any process-related mask design information provided to a Process Development Project (e.g. kerf test structures) and create derivative works thereof. Chartered, Samsung, and IFX shall have the right to sublicense its rights and shall have the right to have Third Parties exercise the licenses granted herein on behalf of Chartered, Samsung, or IFX, as the case may be, under this Section 8.1, but such sublicensing is permitted only to the extent such sublicensing is consistent with Section 7. For the avoidance of doubt, Chartered, IFX and Samsung shall have the same rights and obligations in and to Derivative Processes and Future Technologies as they do for Specific Results and Background Know-How hereunder.

8.2 Chartered, Samsung, and IFX each hereby grant to IBM, under its trade secret, know-how, copyright, and mask work rights, a ***** (except as set forth in Section 12.5 of this Agreement), license to use such Background Know-How for the purpose of researching, developing, engineering, manufacturing, using, operating, marketing, selling, servicing and otherwise disposing of Integrated Circuits and/or Semiconductor Products, including researching, developing, engineering, manufacturing, operating, servicing and otherwise using process technologies for semiconductor devices and such license shall include the right to make derivatives of such information (including Derivative Processes and Future Technologies) for such uses. In the case of copyrightable materials, such license includes the right to reproduce, create derivative works of, distribute, use, execute, and display and perform (publicly and otherwise) such copyrightable materials to the extent consistent with the provisions of Section 7. In the case of mask work rights, such license includes the right to use any process-related mask design information provided to a Process Development Project (e.g. kerf test structures) and create derivative works thereof. IBM shall have the rights to sublicense its rights and shall have the right to have Third Parties exercise the licenses granted herein on behalf of IBM under this
     Section 8.1, but such sublicensing is permitted only to the extent such sublicensing is consistent with Section 7.

8.3 Each Party agrees to not unreasonably withhold the granting, upon request by another Party or the other Parties or by a recipient to whom disclosure has been made pursuant to Section 7, of a non-exclusive license under such Party's patents, under reasonable and non-discriminatory terms and conditions, to the extent necessary for such other Party or Parties or such recipient to utilize the disclosed information for the purposes set forth in this Agreement.

8.4 No license or other right is granted herein by any Party to another Party, or the other Parties, directly or indirectly, by implication, estoppel or otherwise, with respect to any trade secrets, know-how, copyrights, mask works, patents, patent applications, utility models, or design patents except as expressly set forth in this Agreement, and no such license or other right shall arise from the consummation of this Agreement or from any acts, statements or dealings leading to such consummation. The Parties expressly understand and acknowledge that any patent license rights that may be required to carry out the licenses set forth in this Agreement are set forth in separate agreements between them or in Section 8.5.

8.5 Chartered, Samsung, and IFX each hereby grant to one another and to their respective Wholly Owned Subsidiaries ***** license under their Licensed Patents to make, have made, use, lease, sell, import, and offer for sale Integrated Circuits and Semiconductor Products, solely to the extent such Licensed Patents have claims that are necessarily infringed by the grantee utilizing all or any aspect of the Specific Results and Background Know-How of a Process Development Project to the extent otherwise licensed to do so elsewhere in this Section 8. For the avoidance of doubt, such patent license shall not extend to patents that claim Chip Designs.


SECTION 9  -  LICENSE TO RESIDUALS AND PROPRIETARY TOOLS

9.1 Each Party shall be free to use and disclose the residuals of Specific Results, other Parties' Background Know-How, and Proprietary Tools, if any, and other confidential information received pursuant to Section 7.2, above, for any purpose, including use in the development, manufacture, marketing, and maintenance of any products and services. The term "residuals" means that information in non-tangible form that may be mentally retained by those Representatives of a Party who have had access to Specific Results, Background Know-How or Proprietary Tools, if any, of the other Parties, pursuant to this Agreement. For the avoidance of doubt, residuals includes solely those general aspects of Specific Results, Background Know-How, or Proprietary Tools that become part of the knowledge base of such Representatives, and this Section 9.1 shall not be interpreted as permitting such Representatives to disclose specific aspects of such information other than as set forth in Sections 7 and 8 of this Agreement. The Parties agree that the receipt of Specific Results, the Background Know-How, or the Proprietary Tools, if any, of the other Party or Parties shall not create any obligation in any way limiting or restricting the assignment and/or reassignment of a Party's Representatives within that Party and its Wholly Owned Subsidiaries.

9.2 Each Party grants to the other Parties under the Proprietary Tools provided by that Party for use in the Process Development Projects, ***** license to use, execute, display, and perform such Proprietary Tools in IBM's Microelectronics Division for the purpose of the Process Development Projects. Any Proprietary Tools that are introduced into IBM's Microelectronics Division for the purpose of the Process Development Projects may not be transferred from IBM's Microelectronics Division or used by a Party outside IBM's Microelectronics Division without the express written consent of the Party introducing the Proprietary Tool(s). In the case of the 300mm 65nm Process Development Project and the 300mm 45nm Process Development Project, the Parties will use commercially reasonable efforts to use Proprietary Tools for which there are commercially available alternatives. If, nonetheless, a Party uses (in connection with the Process Development Projects) Proprietary Tools that are not available from another source or for which there is no reasonable substitute that is commercially available, such Party will provide, to the extent it has the right to do so, such Proprietary Tools (together with documentation, if any, that exists as of the date of such license grant) to the other Parties. To the extent it has the right to do so, and on terms and conditions (which shall include reasonable fees such as those for maintenance, support and porting, if any) to be negotiated, such Party would grant a ***** license to the other Parties to use, execute, display and perform such Proprietary Tools, inside or outside the Process Development Projects in furtherance of completion of Chartered Qualification and Process Freeze activities, Samsung's Qualification and Process Freeze Activities, or IFX's Qualification and Process Freeze activities, respectively. For any Proprietary Tool, IBM shall provide commercially reasonable assistance to Chartered, Samsung, and/or IFX in identifying a commercially available substitute.


SECTION 10 - OWNERSHIP OF SPECIFIC RESULTS

10.1 Except with respect to patent rights in and to Designated Inventions as set forth in Section 11, Specific Results (whether developed solely by one Party or jointly by the Parties) shall be the property of the Parties, which shall own the mask work, copyright, trade secret, know-how and other intellectual property rights therein jointly and equally, without any duty of accounting to one another or obligation to obtain the consent of one another for the exploitation thereof or granting of licenses (including the right of licensees to grant sublicenses) with respect thereto consistent with
     Section 7. Moreover, for the avoidance of doubt, this Agreement shall constitute written consent of such joint owners for the disclosing Party to make the disclosures set forth in Section 7, to the extent such joint consent is required in a given jurisdiction; provided, however, that such assent is subject to the terms and conditions of this Agreement. Before applying to register or record in any country any of the rights or material to which this Section 10 relates, the Parties shall hold consultations and agree on whether this is appropriate and, if so, which of them shall make such application and in which countries. To the extent required to perfect the Parties' joint ownership rights, each Party hereby agrees to assign to the other Parties an equal, undivided ownership of all right, title and interest (including, without limitation, all intellectual property rights) in and to all Specific Results other than patent rights in and to Designated Inventions.

10.2 Notwithstanding the joint ownership by the Parties of all Specific Results, disclosures of Specific Results shall be subject to Section 7.


SECTION 11 - INVENTIONS

11.1 Any and all patent rights in and to each Designated Invention made solely by one Party hereto, including title to all patent applications filed thereon and all patents issued thereon, shall be solely the property of the inventing Party, subject to the licenses set forth in Section 11.3. For the avoidance of doubt, the term "patent rights" includes all patent-related rights in patent applications, and any and all utility models, design patents, reissues, re-examinations, and other patent grants therefrom, as they may exist throughout the world. Furthermore, for the avoidance of doubt such sole ownership in and to such patent rights shall not be interpreted as applying to the copyrights, trade secrets, mask works, and other non-patent intellectual property rights in and to such Designated Inventions, which shall remain jointly owned pursuant to Section 10. Notwithstanding such joint ownership in such non-patent rights, the other owners of such non-patent rights hereby grants its irrevocable assent to the owner of such patent rights to solely control the content, filing, prosecution, and issuance of any and all patent rights in and to such Designated Inventions. Moreover, to the extent required in a given country in which such patent rights are applied for, the other Parties hereby agrees to execute such assignments and other documents as may be required to memorialize the filing Party's sole ownership of such patent rights.

11.2 Designated Inventions made jointly by one or more Representatives or contractors of one Party with one or more Representatives or contractors of any other Party or Parties, and title to all patent applications filed thereon and all patents issued thereon, shall be jointly owned by the inventing Parties. Each owning Party shall have the right to grant licenses (including the right of any licensee to grant sublicenses) to their Subsidiaries and/or to Third Parties under any patent issued on such a joint Designated Invention without compensation to the other owning Party or Parties, which hereby gives any necessary consent for granting such licenses as may be required by the law of any country. All expenses, other than internal patent department expenses of the owning Parties, incurred in obtaining and maintaining such patents shall be equally shared by the owning Parties (except as provided hereinafter). Prior to filing any patent application in respect of any such joint Designated Inventions, the owning Parties shall hold consultations and agree on whether this is appropriate and, if so, which of them shall file and prosecute such application and in which countries corresponding applications shall be filed and by whom. All subsequent costs shall be handled pursuant to the following: With respect to any joint Designated Invention, where one Party elects not to seek or maintain such protection thereon in any particular country or not to share equally in the expenses thereof, the other owning Party or Parties shall have the right to seek or maintain such protection in said country at its or their own expense and shall have full control over the prosecution and maintenance thereof even though title to any patent issued thereon shall be joint.

11.3 With respect to patents issued on said Designated Inventions other than joint Designated Invention, the license granted amongst the Parties shall be as set forth in separate agreements between them or in Section 8.5.

11.4 Each Party shall give the owning Party or Parties all reasonable assistance in connection with the preparation or prosecution of any patent application filed by said owning Party or Parties and shall cause to be executed all assignments and other instruments and documents as said owning Party or Parties may consider necessary or appropriate to carry out the intent of this Section 11.

11.5 Nothing in this Agreement shall affect any patent license agreements between the Parties currently existing.

11.6 The Project Leaders shall establish a Joint Patent Review Committee comprising members from each Party, which shall establish a procedure for reviewing joint Invention disclosures in order to determine which joint Inventions should be filed as patent applications.


SECTION 12 - TERM AND TERMINATION

12.1 This Agreement shall be in effect from the Effective Date and, unless previously terminated as hereinafter set forth and shall end on *****, unless otherwise extended by mutual agreement of the Parties as a result of a change to the 300mm Wafer 45nm Bulk CMOS Process Development Project development schedule, as defined in Section 3.1, above. If the Parties do not agree on the Strategic Goals for the 300mm 45nm Bulk CMOS Process Development Project by *****, then this Agreement shall expire on ***** unless otherwise extended by mutual agreement of the Parties as a result of a change to the 300mm Wafer 65nm Bulk CMOS Process Development Project Development Schedule, as defined in Section 3.1, above.

12.2 At expiration or termination (except as set forth in Section 12.5, below) of this Agreement, Sections 1; 3.8, 4.9; 6; 7.1, 7.3-7.12 inclusive; 8; 9; 10; 11; 12; 13; 15; 16; 17 and 18 shall survive and continue after the date of such expiration and shall bind the Parties and their legal representatives, successors and assigns. The Parties agree that failure to list any Sections as surviving does not prejudice any Party's remedies with respect thereto.

12.3 Any non-affected Party shall have the right to immediately terminate this Agreement with respect to the affected Party by giving written notice of termination to such Party, if such Party 1) permanently ceases doing business; 2) is adjudged bankrupt or insolvent or files a petition for bankruptcy; 3) goes into liquidation; 4) has anything analogous to any of the foregoing occur under the laws of Singapore or Germany or the Republic of Korea, as applicable to the affected Party; or 5) undergoes a Change of Control.

12.4 If a Party to this Agreement fails to perform or violates any material obligation of this Agreement, then, upon thirty (30) days written notice to the breaching Party specifying such failure or violation (the "Default Notice"), the non-breaching Party or Parties, as the case may be, may terminate this Agreement, without liability, and without termination as to the other Party or Parties that is not in breach, unless:

     The failure or violation specified in the Default Notice has been cured within a thirty (30) day period; or

     The failure or violation reasonably requires more than thirty (30) days to correct (specifically excluding any failure to pay money), and the breaching Party has begun substantial corrective action to remedy the failure or violation within such thirty (30) day period and diligently pursues such action, in which event, termination shall not be effective unless sixty (60) days has expired from the date of the Default Notice without such corrective action being completed and the failure or violation remedied.

12.5 Notwithstanding any provision to the contrary elsewhere in this Agreement,
     (a) if a non-breaching Party terminates this Agreement with respect to a breaching Party as a result of a material breach of this Agreement that is caused by Representative(s) of the breaching Party who engaged in any gross and/or willful misconduct that resulted in such material breach and such material breach results in substantial harm to the non-breaching Party or Parties, or (b) if a non-breaching Party or Parties terminates this Agreement with respect to the breaching Party as a result of a material breach of the confidentiality obligations of Section 7, which results in substantial harm to the non-breaching Party or Parties, the non-breaching Party or Parties shall have the right to terminate the disclosure rights and licenses granted to the breaching Party pursuant to Sections 7 and 8, respectively. Provided however that an intentional material breach of the confidentiality obligations of Section 7 by an employee of the breaching Party acting outside the scope of his/her employment (i.e., acting without either the knowledge of or the actual or implied consent of such employee's management) shall not constitute a cause for termination of the disclosure rights and licenses. If such disclosure rights and licenses are terminated, the breaching Party shall immediately return to the non-breaching Party or Parties, or destroy, any documentation or materials provided by the non-breaching Party or Parties embodying Specific Results and/or Background Know-How, and such return or destruction shall be certified to the non-breaching Party or Parties, in writing, by an officer of the breaching Party. Notwithstanding any such termination of licenses and disclosure rights to the breaching Party, the rights granted by the breaching Party to the non-breaching Party or Parties or to Third Parties shall survive and remain in full force and effect. Notwithstanding the provision in Section
     18.3 allowing a Party to institute a proceeding seeking a preliminary injunction, a temporary restraining order, or other equitable relief without first engaging the dispute resolution process, termination of licenses in accordance with this Section 12.5 shall be subject to the dispute resolution processes set forth in Section 18.3, and termination shall not be effective until such dispute resolution process is completed.


SECTION 13 - FUNDS TRANSFER, NOTICES AND OTHER COMMUNICATIONS

13.1 Any notice or other communication required or permitted to be given to a Party pursuant to this Agreement shall be sent to such Party by facsimile or by registered airmail, postage prepaid, addressed to it at its address set forth below, or to such other address as it may designate by written notice given to the other Parties. All payments due hereunder to IBM shall be made to IBM by telegraphic transfer or other equally expeditious means and IBM shall notify Chartered, Samsung, and IFX within thirty (30) days of the date of this Agreement of the account and other details needed by Chartered, Samsung, and IFX in order to effect such transfer. Any such payment, invoice, notice or other communication shall be effective on the date of receipt. The addresses are as follows:

     13.1.1  In the case of IBM,

                  for mailing notices and other communications to IBM:
                  IBM Corporation
                  2070 Route 52
                  Hopewell Junction, NY 12533
                  Fax: (845) 892-2155
                  Attention: Bernard Meyerson, VP Technology and Chief
                             Technologist, TG

                  with a copy to:

                  IBM Corporation
                  Drop 92B
                  2070 Route 52
                  Hopewell Junction, NY 12533
                  Fax: (845) 892-5358
                  Attention: Associate General Counsel, Microelectronics

                  for quarterly royalty reports:

                  Director of Licensing
                  IBM Corporation
                  North Castle Drive, MD-NC119
                  Armonk, NY 10504-1785

                  for electronic funds transfer to IBM:

                  IBM, Director of Licensing
                  PNC BANK

                  500 First Avenue
                  Pittsburgh, PA 15210
                  United States of America
                  Account  *****
                  ABA Routing No. *****


                  Include the following information in the wire detail:

                  Company Name
                  Reason for Payment
                  Agreement Reference No. L024359


     13.1.2  In the case of Chartered,

                  for mailing notices and other communications to Chartered:

                  Legal Department
                  Chartered Semiconductor Manufacturing Ltd.
                  60 Woodlands Industrial Park D
                  Street 2
                  Singapore 738406
                  Attn: General Counsel

                  for quarterly royalty reports:

                  Chartered Semiconductor Manufacturing Ltd.
                  60 Woodlands Industrial Park D
                  Street 2
                  Singapore 738406
                  Attn: Chief Financial Officer

                  for electronic funds transfer:

     13.1.3  In the case of IFX,

                  for mailing notices and other communications to IFX:

                  Legal Department
                  Infineon Technologies AG
                  PO Box 80 09 49
                  81609 Munich, Germany
                  Email:  guenther.stang@infineon.com
                  Tel: +49 0 89 234 0
                  Fax:  +49 0 89 234-69 93

                  Attn: General Counsel

     13.1.4  In the case of Samsung,

                  for mailing notices and other communications to Samsung:
                  Technology Development
                  San #24 Nongseo-Ri, Giheung-Eup
                  Yongin-City, Gyeonggi-Do, The Republic of Korea 449-711 Tel : 82-2-760-6014
                  Fax: 82-31-209-4498

                  Attn: Suh Kwang Pyuk, Senior Vice President

                  with a copy to:
                  Legal Department
                  Samsung Electronics Co., Ltd.
                  Samsung Main Building
                  250, 2-Ka, Taepyung-Ro, Chung-Ku
                  Seoul, The Republic of Korea 100-742


SECTION 14 - INTENTIONALLY LEFT BLANK


SECTION 15 - FORCE MAJEURE

15.1 Any Party hereto shall be excused from the fulfilment of any Process Development Project obligation or any other obligation set forth in this Agreement under this Agreement for so long as such fulfilment is prevented by any circumstances of force majeure such as but not limited to acts of God, war, riot, strike, lockout, labor unrest, fire, flood, other natural catastrophe, shortage of materials or transportation, national or local government regulations (including, but not limited to, export regulations, but only to the extent such export regulations do not allow for appropriate export licenses or such export licenses are not granted despite the affected Parties having exercised good faith efforts to obtain such export licenses), or any other circumstance of like kind outside its reasonable control, provided that the Party seeking to be excused shall make every reasonable effort to minimize the prevention of such fulfilment; and provided further that, if such force majeure continues to prevent or delay performance of such Party for more than one-hundred eighty (180) days and has a material impact on the Process Development Projects, the other Party or Parties may terminate this Agreement as to the affected Party, effective immediately upon written notice to such Party. Such termination shall not constitute a termination for breach pursuant to Section 12.4; Section 12.2 shall apply to any such termination.

15.2 Upon the ending of such circumstance without the other Party or Parties having terminated this Agreement with respect to the affected Party as provided in Section 15.1 above, the Party excused shall promptly resume the fulfilment of obligations affected.

SECTION 16 - TAXES

Each Party shall bear and pay all taxes (including, without limitation, sales and value added taxes but excluding income tax as specified below) applicable to such Party, including those imposed by its own national government, or any political subdivision thereof, as the result of the existence of this Agreement or the exercise of rights hereunder. If a Party ("payer") is required by its national government to withhold or deduct income taxes on behalf of the other Party or Parties in respect of the payments made by it to the other Party or Parties, payer may deduct such income tax from the payment due and furnish the other Party or Parties within a reasonable time after the payer's receipt of tax certificates from the applicable government entity, such original certificates and other evidence of deduction and payment as the other Party or Parties may properly require. In addition, each Party can independently pursue any applicable tax credit for its share of expenses related to the Process Development Projects. Chartered will provide reasonable assistance to IBM to seek an exemption of withholding taxes under the appropriate section(s) of the Income Tax Act of Singapore or the Economic Expansion Incentive (Relief from Income Tax) Act and if Chartered is the appropriate Party to do so, Chartered will apply in a timely manner for such an exemption. IFX will provide reasonable assistance to IBM to seek an exemption of withholding taxes under the appropriate provision(s) of the Income Tax Act of Germany, and if IFX is the appropriate Party to do so, IFX will apply in a timely manner for such exemption. Samsung will provide reasonable assistance to IBM to seek an exemption of withholding taxes under the appropriate provision(s) of the Income Tax Act of the Republic or Korea, and if Samsung is the appropriate Party to do so, Samsung will apply in a timely manner for such exemption. IBM shall provide assistance, as required, to Chartered, Samsung, and/or IFX, as the case may be, to complete the necessary forms required for the application for such exemption of withholding tax.


SECTION 17 - LIMITATION OF LIABILITY

17.1 In no event shall any Party (or its Subsidiaries) be liable to the other Parties for incidental damages, special damages, punitive damages, lost profits, lost savings or any other such damages, including consequential damages, regardless of whether the claim is for breach of contract, breach of warranty, tort (including negligence), failure of a remedy to accomplish its purpose or otherwise, even if such Party (or any Subsidiary) has been advised of the possibility of such damages.

17.2 In no event shall any Party's (or its respective Subsidiaries') aggregate liability to the other Parties (for direct damages or otherwise) in connection with any claim or claims relating to or arising under this Agreement exceed the amount of *****, regardless of the form of action. This limitation will not apply to any claim for payment of a sum or sums properly due under this Agreement, for which the maximum amount of liability shall not exceed the total amount of payments set forth in
     Section 5.1 plus interest as set forth in Section 5.2. In addition, neither dollar limitation shall apply to (i) breach of the confidentiality obligations set forth in Section 7; or (ii) death, personal injury or physical damage to real property or tangible personal property resulting from a Party's own gross negligence, including that of its employees, agents or subcontractors.

17.3 Nothing contained herein shall limit any Party's right to seek a preliminary injunction, temporary restraining order or any other equitable relief in order to avoid material harm to its property, rights or other interests.

17.4 In no event shall any Party (or its respective Subsidiaries) be liable for any damages claimed by the other Party or Parties based on any Third Party claim, except as specifically set forth in Section 17.2 (ii) above.


SECTION 18 - GENERAL

18.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of any Party hereto (including any contraction, abbreviation or simulation of any of the foregoing); and each Party hereto agrees not to disclose to other than its Subsidiaries the terms and conditions of this Agreement without the express written consent of the other Parties, except as may be required by law or government rule or regulation, having provided the other Party or Parties with prior written notice of such disclosure and having made a reasonable effort to limit such disclosure to the minimum required and obtaining a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which such disclosure is required. Notwithstanding the foregoing, 1) the Parties shall be permitted to disclose a summary of pertinent Sections of this Agreement that are reasonably necessary for disclosing and/or licensing under this Agreement, and 2) each Party shall be permitted to disclose pertinent Sections of this Agreement, in confidence (consistent with treatment of such Party's own comparable confidential information), to such Party's accountants, banks and financing sources and other similar business advisors and to appropriate regulatory authorities for purposes of seeking tax exemptions and applying for research grants.

18.2 This Agreement shall be construed, and the legal relations created herein between the Parties shall be determined exclusively, in accordance with the laws of the United States of America and, specifically, the State of New York, without regard to conflicts of law, as if said Agreement were executed in, and fully performed within, the State of New York. Any proceeding to enforce, or to resolve disputes relating to, this Agreement shall be brought exclusively before a court of competent jurisdiction in the State of New York, including a Federal District Court, sitting within such State; or in the Republic of Singapore; or in the Federal Republic of Germany; or in the Republic of Korea. The Parties hereby irrevocably consent to jurisdiction in such court, and hereby expressly waive any right to a jury trial and agree that any proceeding hereunder shall be tried by a judge without a jury. In any proceedings no Party shall assert that such court lacks jurisdiction over it or the subject matter of the proceeding.

18.3 In the event of any dispute under this Agreement, and as a condition precedent to any Party filing suit, instituting a proceeding or seeking other judicial or governmental resolution in connection therewith, the Parties will attempt to resolve such dispute by negotiation in accordance with the following dispute resolution process, excepting only that a Party may institute a proceeding seeking a preliminary injunction, a temporary restraining order, or other equitable relief, if necessary in the opinion of that Party to avoid material harm to its property, rights or other interests, before commencing or at any time during the course of the dispute procedure in this Section 18.3.

     18.3.1 Such negotiations shall first involve the individuals in the Management Committee. These individuals will exercise reasonable efforts to resolve such dispute.

     18.3.2 If such negotiations do not result within thirty (30) calendar days of their receipt of a written referral to them in a resolution of the dispute, the dispute will be referred in writing to the following senior executives (with a copy to the persons named in Section 13.1 above), which senior executives shall discuss and meet in person, if necessary, in order to attempt to negotiate a resolution to the dispute:

               For Chartered: Chia Song Hwee
                              President & CEO

               For IBM:       Dr John Kelly, III
                              Senior Vice President and Group Executive,
                              Technology Systems and Technology Group

               For IFX:       Dr. Andreas von Zitzewitz
                              Chief Operating Officer, Infineon Technologies AG

               For Samsung:   Dr.Chang-Gyu Hwang
                              President, Semiconductor Business

            Each Party may appoint a successor to such senior executive for purposes of this Section 18.3 by giving written notice to the other Parties.

     18.3.3 Except as set forth above, no Party shall file suit, institute a proceeding or seek other judicial or governmental resolution of the dispute until at least sixty (60) calendar days after the first meeting between the senior executives.

18.4 In the event that any litigation occurs between the Parties pertaining to this Agreement and any technical issues arise in the course thereof, the Parties shall make good faith efforts to select one or more neutral mutually acceptable technical experts with expertise in the pertinent technical issues to assist the court in understanding and evaluating such issues.

18.5 A Party shall not assign any of its rights or obligations under this Agreement without prior written consent of the other Parties. Any attempted such assignment without such permission shall be null and void. Except that IBM may assign or transfer its rights to receive payment hereunder to any party upon written notice to Chartered, Samsung and IFX, and any Party may assign or transfer any of its rights and obligations to a Wholly Owned Subsidiary upon written notice to the other Parties, provided that the assigning or transferring Party agrees that such assignee or transferee will remain (and it does remain) a Wholly Owned Subsidiary of such Party; however, such Wholly Owned Subsidiary shall be capable of performing either directly or indirectly all the obligations of the assigning Party set forth in Agreement and the assigning Party shall guarantee the performance of such Wholly Owned Subsidiary.

18.6 No actions, regardless of form, arising out of this Agreement, may be brought by any Party more than two (2) years after the cause of action has arisen.

18.7 Each Party shall be responsible for compliance with all applicable laws, regulations and ordinances. In addition, none of the Parties nor any of their agents or employees acting on behalf of said Party or Parties will export or re-export any confidential information of the other Party or Parties, or any process, product or service that is produced as a result of the use of such confidential information, to any country specified in the applicable laws and regulations of Singapore or the United States or Germany or the Republic of Korea as a prohibited destination, without first obtaining the relevant government's approval, if required. Upon request, each Party will advise the other Parties of the countries then specified as prohibited destinations.

18.8 All monetary amounts specified herein are in lawful money of the United States of America.

18.9 Neither this Agreement nor any activities hereunder shall impair any right of any Party to design, develop, manufacture, sell, market, service, or otherwise deal in, directly or indirectly, manufacturing processes, products or services developed by such Party independent of this Agreement, including those which are competitive with those offered by any Party. Subject to the confidentiality and license limitations set forth in this Agreement, each Party may pursue activities independently with any Third Party even if similar to the activities under this Agreement.

18.10 Each Party is an independent contractor and not an agent, employee or fiduciary of the other Parties for any purpose whatsoever. No Party shall make any warranties or representations on behalf of any other Party, nor shall it assume or create any other obligations on any other's behalf. Nothing herein shall be taken to constitute a partnership or joint venture between the Parties hereto.

18.11 The Parties agree to explore the possibility of issuing a press release describing the relationship established hereby. The text of such press release will be mutually agreed to by the Parties, which agreement will not be unreasonably withheld. Any other press releases and other like publicity or advertising relating to this Agreement and/or which mentions any other Party by name shall be agreed upon by the Parties in writing prior to any release, such agreement not to be unreasonably withheld.

18.12 If any section or subsection of this Agreement is found by competent judicial authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such section or subsection in every other respect and the remainder of the terms of this Agreement shall continue in effect so long as the amended Agreement still expresses the intent of the Parties. If the intent of the Parties cannot be preserved, the Agreement shall be renegotiated with the Parties substituting for any invalid or unenforceable provision a valid or enforceable provision that achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision.

18.13 Any waiver by any Party of any breach of, or failure to enforce at any time, any of the provisions of any of this Agreement shall not be construed as or constitute a continuing waiver of such provision, or a waiver of any other provision of this Agreement, nor shall it in any way affect the validity of any of this Agreement or any part thereof, or the right of any Party thereafter to enforce each and every provision of any of this Agreement.

18.14 This Agreement will not be binding upon the Parties until it has been signed herein below by or on behalf of each Party, in which event it shall be effective as of the Effective Date. This Agreement and the respective bilateral agreements constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations, understandings and agreements, whether oral or written, made in the course of discussions and/or negotiations between the Parties or any officer or representative thereof with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed on behalf of each of such Parties by their respective representatives thereunto duly authorized. The requirement of written form may only be waived in writing.

18.15 This Agreement may be executed in counterparts, each of which shall be deemed an original, but each of which together shall constitute one and the same agreement. Any signed copy of this Agreement made by reliable means (e.g., photocopy or facsimile) is considered an original.

      REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

18.16 The terms and conditions of this Agreement are intended solely for the benefit of each Party and their permitted successors and/or assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other person or entity.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

CHARTERED SEMICONDUCTOR MANUFACTURING    INTERNATIONAL BUSINESS MACHINES
LIMITED                                  CORPORATION



By    : /s/ Chia Song Hwee               By    : /s/ Dr. John Kelly, III
        -----------------------------            -------------------------------
Name  : Chia Song Hwee                   Name  : Dr. John Kelly, III
Title : President and CEO                Title : Senior Vice President and Group
                                                 Executive, Technology
                                                 Systems and Technology Group



Date  :                                  Date  :
        -----------------------------            -------------------------------



INFINEON TECHNOLOGIES AG                 SAMSUNG ELECTRONICS CO., LTD.


By    : /s/ Dr. Franz Neppl              By    : /s/ Dr. Chang-Gyu Hwang
        -----------------------------            -------------------------------
Name  : Dr. Franz Neppl                  Name  : Dr. Chang-Gyu Hwang
Title : Senior Vice President            Title : President, Semiconductor
                                                 Business



Date  :                                  Date  :
        -----------------------------            -------------------------------



And by: /s/ Dr. Andreas von Zitzewitz
        -----------------------------
Name  : Dr. Andreas von Zitzewitz
Title : Executive Vice President,
        Chief Operating Officer



Date  :
        -----------------------------

EXHIBIT A: TECHNICAL OBJECTIVES

EXHIBIT B: PROJECTED SCHEDULE

EXHIBIT C: STAFFING

EXHIBIT D: RESPONSIBILITIES OF MANAGEMENT COMMITTEE

EXHIBIT E: PROJECT LEADERS RESPONSIBILITIES

EXHIBIT F: VISITATION GUIDELINES

EXHIBIT G: DOCUMENTATION DELIVERABLES

                                                                       EXHIBIT A



                              TECHNICAL OBJECTIVES


*****

                                                                       EXHIBIT B



                               PROJECTED SCHEDULE


(B1) Project schedule in IBM Fishkill

*****

                                                                       EXHIBIT C



                                    STAFFING


*****

                                                                       EXHIBIT D



                  RESPONSIBILITIES OF THE MANAGEMENT COMMITTEE


-    Approve changes in strategic technical objectives as set forth in Exhibit
     A*

-    Approve changes of schedules of the Projects set forth in Exhibit B*

- Establish a regular review process on no more than a quarterly basis with business executives of each of the Parties of at least the level of vice president or other comparable level.

- Approve external communications about the goals of the Process Development Projects and external publications*.

- Resolve such other items as the Management Committee deems appropriate or as indicated elsewhere in the Agreement as requiring the agreement of the Management Committee.

* ITEMS MARKED REQUIRE UNANIMOUS APPROVAL OF THE MANAGEMENT COMMITTEE

All other responsibilities, including day-to-day management responsibility for the results to be achieved under the Agreement, shall reside with the IBM Project Leader with the help of the Samsung, Chartered and Infineon Co- Project Leaders.

                                                                       EXHIBIT E



                        PROJECT LEADERS' RESPONSIBILITIES


(E1) RESPONSIBILITIES OF THE IBM PROJECT LEADER

Project organization and coordination

     - Responsible for implementation of directives from the Management Committee for the Process Development Projects

     - Responsible for identification and presentation to the Management Committee of those items which need Management Committee approval

     - Responsible for Process Development Project reporting at Management Committee reviews

     -    Responsible for quarterly reports (technology status, milestones).

     -    Responsible for allocation of Process Development Project resources

     -    Responsible for review and approval of technical publications

     - Responsible for determining the organizational structure of the Process Development Project Team and appointing key technical leaders and project managers to execute Process Development Projects including approval of Chartered 's, Samsung's, and Infineon's staffing allocation.

     - Responsible for managing the IBM infrastructure to support the Process Development Project Activities

     -    Responsible for Process Development Project schedule planning

     -    Responsible for management of IBM Representatives

     - Responsible for completion of Documentation for each of the Process Development Projects

                                                                       EXHIBIT E



(E2) RESPONSIBILITIES OF THE SAMSUNG, CHARTERED AND INFINEON CO-PROJECT LEADERS

     - Responsible for implementation of directives from the Management Committee for the Process Development Projects

     - Responsible for identification and presentation to Management Committee of those items which need Management Committee approval

     - Responsible for Process Development Project reporting at Management Committee reviews

     -    Responsible for quarterly reports (technology status, milestones)

     -    Responsible for review and approval of technical publications

     - Responsible for management of Samsung, Chartered and Infineon's Representatives respectively.

-    -    Responsible for completion of Documentation for each Process
          Development Project

     - Responsible for determining the organizational structure of the Process Development Project Team and appointing key technical leaders and project managers to execute Process Development Projects for Samsung, Chartered and Infineon respectively subject to approval by the IBM Project Leader

     -    Responsible for Process Development Project schedule planning

                                                                     - EXHIBIT F



                              VISITATION GUIDELINES


(F1) IBM'S VISITATION GUIDELINES

1.0 IBM shall issue security badges to visitors. Security badges must be returned by visitors at the end of each assignment. Security badges must be visibly displayed at all times by visitors while on IBM premises. If the security badge is lost or stolen, the IBM Technical Coordinator shall be immediately advised. Security badges shall not be loaned or interchanged.

2.0 Visitors shall only enter those buildings, departments, or areas which are specifically designated by the IBM Technical Coordinator and for which entry is required under this Agreement.

3.0 Visitors shall comply with all log-in/log-out requirements when entering or leaving IBM buildings and/or designated work areas.

4.0 Visitors shall comply with all security and safety guidelines which are posted on IBM premises and/or are otherwise specified by IBM.

5.0 IBM copying equipment and/or other IBM equipment (such as data processing equipment and word processing equipment) shall not be used by visitors except with prior approval of the IBM Technical Coordinator.

6.0 Visitors shall not disturb materials lying on IBM desks, mounted on easels or displayed on chalkboards.

7.0 Visitors shall promptly leave buildings and department areas after completing work assignments.

8.0 Visitors shall not leave IBM external doors propped open. No IBM materials shall be removed from buildings without prior written approval.

9.0 Alcoholic beverages, illegal drugs, guns and ammunition, cameras, and recording devices are not permitted on IBM premises.

(F2) CHARTERED'S VISITATION GUIDELINES

1.0 Chartered shall issue security badges to visitors. All visitors shall display their security pass at chest level on entering and while remaining in the premises.

2.0 The security pass is not transferable. Any unauthorized possession, use, retention, alteration, destruction or loan of pass to another person is deemed to be a penal offence.

3.0 All assets brought into Chartered shall be declared with security using the standard inward declaration form.

4.0 All assets to be brought out of Chartered must be accompanied by an authorized gate pass form.

5.0 All items and vehicles entering or leaving Chartered are subjected to checks by Security.

6.0 No photographic or video cameras are allowed within Chartered premises unless authorized and with necessary clearance from the security department.

7.0 All alcoholic beverages, narcotics, durians and smoking materials are not allowed to be brought into Chartered premises.

8.0  Smoking is only allowed at the exterior designated smoking areas

9.0 Copying equipment or any data processing equipment / printing equipment shall not be used by visitors without prior approval from Chartered's Technical Coordinator.

10.0 Visitors shall not disturb material lying on Chartered employee desks, mounted on easels or displayed on notice boards.

11.0 All visitors are to abide by Chartered's then-effective security procedures, which will be provided to IBM, Samsung, and Infineon.

(F3) INFINEON'S VISITATION GUIDELINES

TBD


(F4) SAMSUNG'S VISITATION GUIDELINES

TBD

                                                                       EXHIBIT G



                 DOCUMENTATION/DELIVERABLES FOR EACH TECHNOLOGY



*****


Additional requests for documentation or any modification to this Exhibit G shall be by the mutual agreement of the Project Leaders, which agreement shall not be unreasonably withheld. In addition, each Party may access information available during the Process Development Projects and document such information for the purpose of transferring such information to its own manufacturing facilities. All such documentation shall be made available to all Parties. IT IS THE GOAL OF THE PROJECT TO PROVIDE DOCUMENTATION IN ELECTRONIC FORM IN A PROJECT DATA BASE THAT IS AVAILABLE TO EACH PARTY AND CAN BE REPLICATED TO EACH PARTY'S SECURE SERVER.